Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

ARMADA ACQUISITION CORP. II,

as SPAC,

EVERNORTH HOLDINGS INC.,

as Pubco,

EVERNORTH CORPORATE MERGER SUB INC.,

as SPAC Merger Sub,

PATHFINDER DIGITAL ASSETS LLC,

as the Company,

EVERNORTH COMPANY MERGER SUB LLC,

as Company Merger Sub,

and

RIPPLE LABS INC.,

as Ripple

October 19, 2025

i

4.11	Employees and Employee Benefit Plans	31
4.12	Properties	31
4.13	Material Contracts	31
4.14	Transactions with Affiliates	31
4.15	Finders and Brokers	31
4.16	Certain Business Practices	32
4.17	Insurance	33
4.18	Independent Investigation	33
4.19	No Other Representations	33
4.20	Information Supplied	33
4.21	SPAC Trust Account	34
4.22	Underwriting Agreement	34
4.23	Specified Funding	34

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PUBCO AND THE MERGER SUBS

5.1	Organization and Standing	35
5.2	Authorization; Binding Agreement	35
5.3	Governmental Approvals	36
5.4	Non-Contravention	36
5.5	Capitalization	36
5.6	Pubco’s and the Merger Subs’ Activities	36
5.7	Finders and Brokers	37
5.8	Ownership of Pubco Stock	37
5.9	Information Supplied	37
5.10	Independent Investigation	37
5.11	No Other Representations	37
5.12	Advanced Funding	38
5.13	Delayed Funding	38
5.14	Employees and Benefit Plans	39
5.15	Ripple Affiliate Funding	39

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1	Organization and Standing	39
6.2	Authorization; Binding Agreement	40
6.3	Capitalization	40
6.4	Governmental Approvals	40
6.5	Non-Contravention	41
6.6	Absence of Certain Changes	41
6.7	Company Activities	41
6.8	Title to Assets	41
6.9	Employees and Benefit Plans	41
6.10	Taxes and Returns	41
6.11	Certain Business Practices	42
6.12	Finders and Brokers	42
6.13	Information Supplied	43
6.14	Independent Investigation	43
6.15	No Other Representations	43

6.16	Ripple Affiliate Funding	44

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF RIPPLE

7.1	Organization and Standing	44
7.2	Authorization; Binding Agreement	44
7.3	Government Approvals	44
7.4	Non-Contravention	45
7.5	No Litigation	45
7.6	Investment Representations	45
7.7	Finders and Brokers	46
7.8	Information Supplied	46
7.9	Tax Matters	46
7.10	No Other Representations	46

ARTICLE VIII
COVENANTS

8.1	Access and Information	47
8.2	Conduct of Business of the Company, Pubco and the Merger Subs	47
8.3	Conduct of Business of SPAC	49
8.4	Annual and Interim Financial Statements	51
8.5	SPAC Public Filings	52
8.6	Exclusivity	52
8.7	No Trading	53
8.8	Section 754 Election	53
8.9	Notification of Certain Matters	53
8.10	Efforts	53
8.11	Further Assurances	55
8.12	The Registration Statement	55
8.13	Public Announcements	58
8.14	Confidential Information	59
8.15	Post-Closing Pubco Board of Directors and Officers	60
8.16	Indemnification of Directors and Officers; Tail Insurance	60
8.17	Use of Proceeds	61
8.18	Listing Cooperation	61
8.19	Contribution	62
8.20	Delisting and Deregistration	62
8.21	Pubco A&R Organizational Documents	62
8.22	Amendment and Restatement of Sponsor Registration Rights Agreement	62
8.23	XRP Investments	62
8.24	Additional Permitted Financings	62
8.25	Purchased XRP	63
8.26	Employee Matters	63
8.27	Tax Matters	64
8.28	Tax Receivable Agreement	64
8.29	Post-Closing Contribution	64

ARTICLE IX
CLOSING CONDITIONS

9.1	Conditions to Each Party’s Obligations	65
9.2	Conditions to Obligations of the Company, Pubco, the Merger Subs and Ripple	65
9.3	Conditions to Obligations of SPAC	66
9.4	Frustration of Conditions	67

ARTICLE X
TERMINATION AND EXPENSES

10.1	Termination	67
10.2	Effect of Termination	68

ARTICLE XI
WAIVERS AND RELEASES

11.1	Waiver of Claims Against Trust	69
11.2	Release and Covenant Not to Sue	70

ARTICLE XII
MISCELLANEOUS

12.1	Survival	70
12.2	Notices	70
12.3	Binding Effect; Assignment	72
12.4	Third Parties	72
12.5	Fees and Expenses	72
12.6	Governing Law; Jurisdiction; Waiver of Jury Trial	72
12.7	Specific Performance	73
12.8	Severability	73
12.9	Amendment	73
12.10	Waiver	74
12.11	Entire Agreement	74
12.12	Counterparts	74
12.13	Legal Representation	74
12.14	No Recourse	75

EXHIBITS

Exhibit A	Form of SPAC Certificate of Incorporation
Exhibit B	Form of SPAC Bylaws
Exhibit C	Form of Sponsor Support Agreement
Exhibit D	Form of Advanced Funding Subscription Agreement
Exhibit E	Form of Delayed Funding Subscription Agreement
Exhibit F	Form of Specified Funding Subscription Agreement
Exhibit G	Form of Ripple Affiliate Subscription Agreement
Exhibit H	Form of Amended and Restated Registration Rights Agreement
Exhibit I	Form of Tax Receivable Agreement
Exhibit J	Form of Lock-Up Agreement
Exhibit K	Form of ESPP
Exhibit L	Form of Equity Plan
Exhibit M	Form of Plan of Domestication
Exhibit N	Form of Certificate of Incorporation of the SPAC Surviving Subsidiary
Exhibit O	Form of Articles of Incorporation of Pubco

v

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of October 19, 2025, by and among (a) Armada Acquisition Corp. II, a Cayman Islands exempted company (“SPAC”), (b) Evernorth Holdings Inc., a Nevada corporation (“Pubco”), (c) Pathfinder Digital Assets LLC, a Delaware limited liability company (the “Company”), (d) Evernorth Corporate Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“SPAC Merger Sub”), (e) Evernorth Company Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Company Merger Sub” and, together with SPAC Merger Sub, the “Merger Subs”), and (f) Ripple Labs Inc., a Delaware corporation (“Ripple”). SPAC, Pubco, the Company, SPAC Merger Sub, Company Merger Sub and Ripple are referred to herein individually as a “Party” and, collectively, as the “Parties”. Certain capitalized terms used in this Agreement are defined in Section 1.1.

RECITALS:

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”), with holders of Company units (each, a “Company Unit”) receiving one share of Class A common stock, par value $0.001 per share, of Pubco (“Pubco Class A Common Stock”) for each Company Unit, subject to certain limitations imposed on the Ripple Parties as set forth in Section 2.8(a), and (b) simultaneously with the Company Merger, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and, together with the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”), with (x) shareholders of SPAC receiving one share of Pubco Class A Common Stock for each SPAC Common Share held by such shareholders and (y) warrantholders of SPAC receiving one warrant to purchase one share of Pubco Class A Common Stock for each warrant to purchase one SPAC Class A Share held by such warrantholders, in accordance with the terms and subject to the conditions set forth in this Agreement and, upon the consummation of the Mergers and the Transactions, Pubco will become a publicly traded company, in each case upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, at least one Business Day prior to the Closing Date, SPAC will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “SPAC Domestication”) in accordance with SPAC’s Organizational Documents, Section 388 of the Delaware General Corporation Law (the “DGCL”) and Part 12 of the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, simultaneously with the SPAC Domestication, SPAC will file a certificate of incorporation with the Secretary of State of the State of Delaware, substantially in the form attached as Exhibit A (the “SPAC Certificate of Incorporation”) and adopt bylaws substantially in the form set forth on Exhibit B, in each case with such changes as may be agreed in writing by SPAC and Ripple;

WHEREAS, on the date hereof, (a) SPAC Merger Sub is a wholly owned subsidiary of Pubco, and is treated as a corporation for U.S. federal income tax purposes, and (b) Company Merger Sub is a wholly owned subsidiary of Pubco, and is treated as an entity disregarded as separate from Pubco for U.S. federal income tax purposes;

WHEREAS, simultaneously with the execution and delivery of this Agreement, in connection with the Transactions, Arrington XRP Capital Fund, LP, a Delaware limited partnership (solely in its capacity as sponsor of the SPAC, “Sponsor”), is entering into a Sponsor Support Agreement substantially in the form set forth on Exhibit C (the “Sponsor Support Agreement”), providing that, among other things, Sponsor will vote its SPAC Common Shares in favor of the adoption and approval of this Agreement and the Transactions;

WHEREAS, on the date of this Agreement, the Advanced Funding Investors have agreed to make a private investment in Pubco by funding into a custody account, within four Business Days of the date hereof, cash and XRP, with such cash to be used to purchase XRP, and all such purchased and funded XRP to be contributed to the Company simultaneously with the Closing in exchange for the purchase and subscription of Pubco Class A Common Stock (the “Advanced Funding”) pursuant to subscription agreements entered into on the date hereof substantially in the form set forth on Exhibit D (the “Advanced Funding Subscription Agreements”);

WHEREAS, on the date of this Agreement, the Delayed Funding Investors have agreed to make a private investment in Pubco by agreeing to purchase and subscribe for, simultaneously with the Closing, a number of shares of Pubco Class A Common Stock equal to the aggregate value of the cash and XRP invested by the Delayed Funding Investors in Pubco (the “Delayed Funding”) pursuant to subscription agreements entered into on the date hereof substantially in the form set forth on Exhibit E (the “Delayed Funding Subscription Agreements”);

WHEREAS, on the date of this Agreement, the Specified Investor has agreed to make a private investment in Pubco (the “Specified Funding”) by agreeing to purchase and subscribe for Pubco Class A Common Stock and Pubco Class C Common Stock (the “Specified Funding Pubco Stock”) by (x) funding into a custody account, within four Business Days of the date hereof, XRP, and providing for the contribution of such XRP to the Company simultaneously with the Closing and such subscription or (y) making an XRP contribution to the Company simultaneously with the Closing, in each case pursuant to the subscription agreement entered into on the date hereof substantially in the form set forth on Exhibit F (the “Specified Funding Subscription Agreement”);

WHEREAS, on the date of this Agreement, certain of the Ripple Parties (the “Ripple Affiliate Investors”) have agreed to make a private investment in Pubco and the Company by funding into a custody account, within four Business Days of the date hereof, cash and XRP, with such cash to be used to purchase XRP, and all such purchased and funded XRP to be contributed to either (x) Pubco simultaneously with the Closing in exchange for the purchase and subscription of Pubco Class A Common Stock (the “Ripple Affiliate Pubco Funding”) or (y) the Company simultaneously with the Closing in exchange for the purchase and subscription of Company Units (the “Ripple Affiliate Funding”) pursuant to subscription agreements entered into on the date hereof substantially in the form set forth on Exhibit G (the “Ripple Affiliate Company Funding” and together with the Ripple Affiliate Pubco Funding, the “Ripple Affiliate Subscription Agreements”);

WHEREAS, on the date hereof, Ripple and the Company have entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, within four Business Days of the date hereof, Ripple shall contribute XRP to the Company upon the terms and subject to the conditions set forth therein (the “Contribution”);

WHEREAS, at or prior to the Closing, Pubco, SPAC and the warrant agent thereunder shall have entered into an Assignment Assumption and Amendment Agreement to the SPAC Warrant Agreement in a form to be mutually agreed by the Parties (the “Warrant Assignment, Assumption and Amendment Agreement”) pursuant to which SPAC assigns to Pubco all of its rights, interests and obligations in and under the SPAC Warrant Agreement, which amends the SPAC Warrant Agreement to, among other things, change all references to Warrants (as such term is defined therein) to Pubco Warrants (and all references to Class A Ordinary Shares (as such term is defined therein) underlying such warrants to Pubco Class A Common Stock) and to cause each outstanding Pubco Warrant to represent the right to acquire, from the date on which such Pubco Warrant becomes exercisable, one whole share of Pubco Class A Common Stock;

WHEREAS, concurrently with the Closing, Sponsor, Pubco, Ripple and the other parties thereto shall enter into an amended and restated registration rights agreement of Pubco and cover the resale of the shares of Pubco Stock held from time to time by the parties thereto substantially in the form set forth on Exhibit H (the “Amended and Restated Registration Rights Agreement”);

WHEREAS, at or prior to the Closing, the Company, Pubco, Ripple, and certain Ripple Affiliate Investors shall enter into a tax receivable agreement substantially in the form set forth on Exhibit I (the “Tax Receivable Agreement”) providing for certain payments and making certain arrangements with respect to certain tax benefits derived by Pubco and other tax matters;

WHEREAS, concurrently with the Closing, Ripple, certain Ripple Affiliate Investors and Sponsor shall enter into a Lock-Up Agreement with Pubco substantially in the form set forth on Exhibit J (each, a “Lock-Up Agreement”), pursuant to which the parties thereto (and their respective assignees) shall agree not to sell, dispose of, or transfer its shares of Pubco Stock or Pubco Warrants for a period of six months after the Closing, or earlier based upon the occurrence of certain events described therein;

WHEREAS, concurrently with the Closing, the Company, Pubco, Ripple, and the other parties thereto, if any, shall enter into an amended and restated limited liability company agreement of the Company in a form to be mutually agreed by the Company and SPAC (the “A&R Company LLCA”);

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously: (a) determined that this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions are advisable and in the best interests of SPAC and SPAC’s shareholders; (b) authorized and approved the execution, delivery and performance by SPAC of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions; (c) approved the Transactions as a Business Combination; and (d) recommended the adoption and approval of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions by the SPAC’s shareholders;

WHEREAS, the board of directors of Pubco has unanimously: (a) determined that this Agreement and the Ancillary Documents to which Pubco is a party and the Transactions are advisable and in the best interests of Pubco and its stockholders; and (b) authorized and approved the execution, delivery and performance by Pubco of this Agreement and the Ancillary Documents to which Pubco is a party and the Transactions;

WHEREAS, the board of directors of SPAC Merger Sub has unanimously: (a) determined that this Agreement and the Ancillary Documents to which SPAC Merger Sub is a party and the Transactions are advisable and in the best interests of SPAC Merger Sub and its sole stockholder; (b) authorized and approved the execution, delivery and performance by SPAC Merger Sub of this Agreement and the Ancillary Documents to which SPAC Merger Sub is a party and the Transactions; and (c) recommended the adoption and approval of this Agreement and the Ancillary Documents to which SPAC Merger Sub is a party by SPAC Merger Sub’s sole stockholder;

WHEREAS, the board of directors of Ripple has unanimously: (a) determined that this Agreement and the Ancillary Documents to which Ripple is a party and the Transactions are advisable and in the best interests of Ripple and its stockholders; and (b) authorized and approved the execution, delivery and performance by Ripple of this Agreement and the Ancillary Documents to which Ripple is a party and the Transactions;

WHEREAS, Ripple and Pubco, in their respective capacities as the managing members of the Company and Company Merger Sub, respectively, have (a) determined that this Agreement and the Ancillary Documents to which the Company and Company Merger Sub, respectively, is a party and the Transactions are advisable and in the best interests of the Company and Company Merger Sub, respectively; and (b) authorized and approved the execution, delivery and performance by the Company and Company Merger Sub, respectively, of this Agreement and the Ancillary Documents to which the Company and Company Merger Sub, respectively, is a party and the Transactions; and

WHEREAS, immediately following the Closing, Pubco will contribute substantially all of its assets (other than stock in SPAC Surviving Subsidiary and Company Units owned by it) and the SPAC Surviving Subsidiary will contribute substantially all of its assets to the Company in exchange for Company Units (such contributions, together, the “Post-Closing Contribution”) and, concurrently with the Post-Closing Contribution, the SPAC Surviving Subsidiary shall be admitted as a member of the Company.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any subpoena or request for information) or inquiry, hearing, proceeding or investigation, by or before any Person, including any Governmental Authority.

“Additional Permitted Financing” means the subscription or purchase by an investor after the date of this Agreement of securities to be issued or guaranteed by Pubco, the Company or SPAC, as applicable (or of securities exercisable, convertible or exchangeable into securities to be issued or guaranteed by Pubco, the Company or SPAC, as applicable), including ordinary or common shares, preferred shares, convertible or exchangeable bonds or notes (secured or unsecured), promissory notes, warrants or other securities, in each case, as and to the extent consented to in writing by SPAC, Pubco and the Company (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent).

“Advanced Funding Investors” means those Persons who are participating in the Advanced Funding pursuant to an Advanced Funding Subscription Agreement entered into with Pubco, the Company and SPAC as of the date of this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purposes of this definition, the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling,” “controlled” or “under common control with” have correlative meanings; provided, that Ripple and the Ripple Parties and their respective Affiliates, on the one hand, shall not be considered Affiliates of Pubco, the Company or the Merger Subs or any of their respective controlled Affiliates, on the other hand (and vice versa), except for purposes of the definition of “Company Confidential Information”, Article XI and Section 12.13.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties in connection with or pursuant to this Agreement or the Transactions, including the Contribution Agreement, the Sponsor Support Agreement, the Lock-Up Agreements, the Amended and Restated Registration Rights Agreement, the Tax Receivable Agreement, the XRP Subscription Agreements, any agreements relating to or instruments governing any Additional Permitted Financing, the Pubco A&R Organizational Documents, the Warrant Assignment, Assumption and Amendment Agreement and the A&R Company LLCA.

“Available Transaction Cash” means an amount of cash equal to (a) the gross cash proceeds from the Advanced Funding and the Delayed Funding pursuant to the Advanced Funding Subscription Agreements and the Delayed Funding Subscription Agreements, respectively, plus (b) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing (not giving effect to any Redemptions) less the Redemption Amount.

“Beneficial Ownership” has the meaning set forth in Section 13d-3 of the Exchange Act, and the terms “Beneficially Owning,” “Beneficially Owned” or “Beneficial Owner” have correlative meanings.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Combination” has the meaning set forth in the SPAC Memorandum and Articles as in effect on the date hereof.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York or the Cayman Islands are authorized to close for business.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Code” means the Internal Revenue Code of 1986.

“Company Confidential Information” means all confidential or proprietary documents and information, whether written, oral, electronic, in visual form or in any other media, concerning Pubco, the Merger Subs, the Company or Ripple or any of their respective Affiliates or Representatives, furnished in connection with this Agreement or the Transactions; provided, however, that Company Confidential Information shall not include any information which, (a) at the time of disclosure by any Party, any Affiliates thereof or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or an applicable confidentiality agreement or (b) at the time of the disclosure by any Party, any Affiliates thereof or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Fundamental Representations” means the representations and warranties made by the Company pursuant to Section 6.1 (Organization and Standing), Section 6.2 (Authorization; Binding Agreement), Section 6.3 (Capitalization), Section 6.5(a) (Non-Contravention), and Section 6.12 (Finders and Brokers).

“Company Members” means, collectively, all Persons who hold membership interests in the Company immediately prior to the Company Merger.

“Company Merger Sub Units” means the membership interests of Company Merger Sub.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with, any Governmental Authority or any other Person.

“Contracts” means all legally binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase orders, licenses (and all other legally binding contracts, agreements or arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral.

“Delayed Funding Investors” means those Persons who are participating in the Delayed Funding pursuant to a Delayed Funding Subscription Agreement entered into with Pubco, the Company and SPAC as of the date of this Agreement.

“DTC” means the Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ESPP” means the employee stock purchase plan in substantially the form attached as Exhibit K (with such changes prior to the Closing as may be agreed between SPAC and Ripple).

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses” means, collectively, the SPAC Expenses and the Ripple Expenses.

“Equity Plan” means the equity incentive plan in substantially the form attached as Exhibit L (with such changes prior to the Closing as may be agreed between SPAC and Ripple).

“Former Sponsor” means Armada Sponsor II, LLC, a Delaware limited liability company.

“Fraud” means actual and intentional fraud, with elements of scienter and reliance, under the Laws of the State of Delaware, in the making of any representations and warranties contained in this Agreement.

“Fraud Claim” means any Action to the extent based upon Fraud.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body with competent jurisdiction (including Nasdaq).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services or capitalized leases, as determined in accordance with GAAP (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by a Lien on any property of such Person, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, (i) accrued but unpaid severance costs or bonuses, or underfunded defined benefit pension obligations or non-qualified deferred compensation obligations (and, in each case, any employer portion of unemployment, social security, payroll or similar Tax payable in connection therewith) and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means trade marks, service marks, rights in trade names, business names, logos or get-up, goodwill and the right to sue for passing off, patents, supplementary protection certificates, rights in inventions, proprietary processes, formulae, models and methodologies, registered and unregistered design rights, copyrights (including rights in software), database rights, image rights, rights to publicity and rights to personality and moral rights and rights of attribution and integrity, rights in domain names and URLs and social media presence accounts, and all other similar intellectual property rights in any part of the world (including in confidential information and trade secrets) and whether registered or not, including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and any rights to apply for and be granted, registrations, renewals, extensions, continuations or restorations of, and rights to claim priority from such registrations.

“Investment Company Act” means the United States Investment Company Act of 1940.

“IPO” means the initial public offering of SPAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of May 14, 2025, and filed with the SEC on May 15, 2025 (File No. 333-286110).

“Knowledge” means, with respect to any Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest (including any created by Law), attachment, option, proxy, voting trust, encumbrance, license, covenant not to sue, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries to consummate the Transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets (including changes in interest rates) or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries or markets in which such Person or any of its Subsidiaries principally operate; (iii) changes in the price or trading volume of XRP (provided that the underlying cause of any such event, occurrence, change or effect in the price or trading volume may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (iv) any proposal, enactment or change in interpretation of, or any other change in, applicable Laws, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (v) conditions caused by acts of God, natural disasters, terrorism (including cyberterrorism), war (whether or not declared, and including cyber warfare), cyber attacks, escalation of hostilities, geopolitical conditions, local, national or international political conditions or any outbreak or continuation of an epidemic or pandemic or the effects of the actions of any Governmental Authority or Laws or other responses with respect thereto; (vi) the taking of any action required by the terms of this Agreement (but excluding compliance with, or the taking of any action or omission required to comply with, Section 8.2(a) or Section 8.3(a)) or any Ancillary Document; and (vii) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided, further, however, that any event, occurrence, fact, condition or change referred to in clauses (i), (ii), (iii), (iv), (v) and (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate and adverse effect on such Person or any of its Subsidiaries compared to similarly situated participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to SPAC, the amount of the Redemption or the failure to obtain the Required Shareholder Approval shall not in and of itself be deemed to be a Material Adverse Effect on or with respect to SPAC provided that the underlying causes of any such Redemption or failure to obtain the Required Shareholder Approval may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein.

“MNDA” means that certain Mutual Non-Disclosure Agreement, dated as of September 1, 2025, by and between the Company and SPAC.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, (a) that is a corporation or company, its certificate of incorporation and bylaws, and/or memorandum and articles of association or comparable documents, (b) that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) that is a trust, its declaration of trust, or comparable documents and (e) that is any other Person but that is not an individual, its comparable organizational documents.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established with respect thereto in accordance with GAAP, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) non-exclusive licenses of Intellectual Property granted in the ordinary course of business or (f) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, company, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pubco and the Merger Subs Fundamental Representations” means the representations and warranties made by Pubco and the Merger Subs pursuant to Section 5.1 (Organization and Standing), Section 5.2 (Authorization; Binding Agreement), Section 5.4(a) (Non-Contravention), Section 5.5 (Capitalization) and Section 5.7 (Finders and Brokers).

“Pubco Class B Common Stock” means the shares of class B common stock, par value $0.001 per share, of Pubco.

“Pubco Class C Common Stock” means the shares of class C common stock, par value $0.001 per share, of Pubco.

“Pubco Organizational Documents” means the articles of incorporation and bylaws of Pubco as of the date of this Agreement, as in effect under the Laws of the State of Nevada.

“Pubco Stock” means the shares of common stock, par value $0.001 per share, of Pubco; provided that from and after the Closing, Pubco Stock shall refer to, collectively, the Pubco Class A Common Stock, the Pubco Class B Common Stock and the Pubco Class C Common Stock.

“Redemption Amount” means the aggregate amount payable with respect to all Redemptions of the SPAC Class A Shares pursuant to and in accordance with the SPAC Memorandum and Articles.

“Related Persons” means, as to any Person, the Affiliates of such Person, the Representatives of such Person and such Person’s Affiliates, and the immediate family members of any of the foregoing.

“Representatives” means, as to any Person, the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person.

“Ripple Expenses” means the following out-of-pocket fees, costs and expenses paid or payable by or on behalf of Ripple, Pubco, the Company, the Merger Subs or any of their respective Affiliates in connection with (x) the preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and the Transactions contemplated hereby and thereby or (y) establishing, maintaining or preparing for Pubco’s or the Company’s operations after the Closing: (a) fees and expenses of counsel, advisors, vendors, consultants, service providers, accountants, brokers, finders, investment bankers and financial advisors to Ripple, Pubco, the Company, the Merger Subs or any of their respective Affiliates and (b) any premiums, costs and expenses incurred under the D&O Tail Insurance as set forth on the Ripple Pre-Closing Statement to be delivered by Ripple to SPAC pursuant to Section 3.2(b).

“Ripple Fundamental Representations” means the representations and warranties made by Ripple pursuant to Section 7.1 (Organization and Standing), Section 7.2 (Authorization; Binding Agreement), Section 7.4(a) (Non-Contravention) and Section 7.7 (Finders and Brokers).

“Ripple Parties” means Ripple and any other Persons who will, immediately after the Closing, be holders of Pubco Stock or units of the Company Surviving Subsidiary and who will collectively be deemed to form a “group” as defined in Section 13(d) of the Exchange Act.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933.

“SPAC Class A Shares” means, prior to the SPAC Domestication, the Class A ordinary shares, par value $0.0001 per share, of SPAC and after the SPAC Domestication, the shares of Class A common stock, par value $0.0001 per share, of SPAC.

“SPAC Class B Shares” means, prior to the SPAC Domestication, the Class B ordinary shares, par value $0.0001 per share, of SPAC and after the SPAC Domestication, the shares of Class B common stock, par value $0.0001 per share, of SPAC.

“SPAC Common Shares” means the SPAC Class A Shares and the SPAC Class B Shares.

“SPAC Confidential Information” means all confidential or proprietary documents and information, whether written, oral, electronic, in visual form or in any other media, concerning SPAC or any of its Subsidiaries; provided, however, that SPAC Confidential Information shall not include any information which, (a) at the time of disclosure by any Party, any Affiliates thereof or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (b) at the time of the disclosure by any Party, any Affiliates thereof or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information.

“SPAC Expenses” means the following out-of-pocket fees, costs and expenses paid or payable by or on behalf of SPAC in connection with (a) the preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and the Transactions contemplated hereby and thereby and (b) SPAC’s status as a public company, including fees and expenses of counsel, advisors, accountants, brokers, finders, vendors, consultants, service providers, investment bankers and financial advisors to SPAC.

“SPAC Fundamental Representations” means the representations and warranties made by SPAC pursuant to Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), Section 4.4(a) (Non-Contravention), Section 4.5 (Capitalization) and Section 4.15 (Finders and Brokers).

“SPAC Memorandum and Articles” means the amended and restated memorandum and articles of association of SPAC as of the date of this Agreement, as in effect under the Cayman Companies Act.

“SPAC Merger Sub Common Shares” means the shares of common stock, par value $0.0001 per share, of SPAC Merger Sub.

“SPAC Merger Sub Stockholder Approval” means the written consent of the sole stockholder of SPAC Merger Sub required to approve and adopt this Agreement and the SPAC Merger, as determined in accordance with the Organizational Documents of SPAC Merger Sub in accordance with the DGCL.

“SPAC Preferred Shares” means, prior to the SPAC Domestication, the preference shares, par value $0.0001 per share, of SPAC.

“SPAC Private Warrant” means a warrant entitling Sponsor to purchase one SPAC Class A Share per warrant, issued pursuant to the terms of the Sponsor Warrant Purchase Agreement.

“SPAC Public Warrant” means a warrant entitling the holder to purchase one SPAC Class A Share per warrant, issued pursuant to the terms of the SPAC Warrant Agreement.

“SPAC Stockholders” means the stockholders of SPAC as of immediately prior to the SPAC Merger Effective Time.

“SPAC Tangible Net Assets” means an amount equal to (a) the consolidated net book value of all assets of the SPAC (including the aggregate amount of cash contained in the Trust Account immediately prior to the Closing (not giving effect to any Redemptions) less the Redemption Amount) minus (b) the consolidated net book value of all intangible assets of SPAC.

“SPAC Units” means the units issued by SPAC in the IPO, each consisting of one SPAC Class A Share and one-half of one SPAC Public Warrant.

“SPAC Warrant Agreement” means that certain Warrant Agreement, dated as of May 20, 2025, between SPAC and Continental Stock Transfer & Trust Company, as warrant agent.

“SPAC Warrants” means, collectively, the SPAC Public Warrants and the SPAC Private Warrants.

“Specified Investor” means Arrington XRP Capital Fund, LP, a Delaware limited partnership, solely in its capacity as the Person who is participating in the Specified Funding pursuant to the Specified Funding Subscription Agreement entered into with Pubco, the Company and SPAC as of the date of this Agreement.

“Sponsor Converted Pubco Stock” means the shares of Pubco Stock issued to Sponsor in connection with the SPAC Merger pursuant to Section 2.9(a), Section 2.9(c), and Section 2.9(d).

“Sponsor Converted Pubco Warrants” means the Pubco Warrants issued to Sponsor in connection with the SPAC Merger pursuant to Section 2.9(a) and Section 2.9(b).

“Sponsor Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 20, 2025, by and among SPAC, Armada Sponsor II, LLC, Cohen and Company Capital Markets a division of J.V.B. Financial Group, LLC, and Northland Securities, Inc. and the other parties thereto.

“Sponsor Warrant Purchase Agreement” means that certain Private Placement Unit Subscription Agreement, dated as of May 20, 2025, by and among SPAC and Sponsor.

“Subsidiary” means, with respect to any Person, any other Person of which (a) if a corporation or company, a majority of the total voting power of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with a Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes, including any amendments thereof.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, tariffs, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Authority, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement or arrangement with, or any other express or implied agreement or arrangement to indemnify, any other Person.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO and from certain private placements occurring simultaneously with the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of May 20, 2025, by and between SPAC and the Trustee, as it may be amended, including to add Pubco to accommodate the Mergers.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“U.S. Person” means a “United States Person,” as defined in Section 7701(a)(30) of the Code.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of May 20, 2025, among SPAC, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, and Northland Securities, Inc. as representative of the several underwriters, as amended by the Letter Agreement to the Underwriting Agreement dated September 9, 2025, by and among SPAC, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, and Northland Securities, Inc.

“XRP Investments” means the Advanced Funding, the Delayed Funding, the Specified Funding, the Ripple Affiliate Funding and any Additional Permitted Financing.

“XRP Investors” means the Advanced Funding Investors, the Delayed Funding Investors, the Specified Investor, the Ripple Affiliate Investors and the Persons who participate in any Additional Permitted Financing.

“XRP Subscription Agreements” means the Advanced Funding Subscription Agreements, the Delayed Funding Subscription Agreements, the Specified Funding Subscription Agreement, the Ripple Affiliate Subscription Agreements and any agreements relating to or instruments governing any Additional Permitted Financing.

1.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

$.	Section 1.3(b)
A&R Company LLCA	Recitals
Acquisition Proposal	Section 8.6(a)
Action	Section 1.1
Additional Permitted Financing	Section 1.1
Advanced Funding	Recitals
Advanced Funding Investors	Section 1.1
Advanced Funding Subscription Agreements	Recitals
Affiliate	Section 1.1
Agreement	Preamble
Alternative Transaction	Section 8.6(a)(ii)
Amended and Restated Registration Rights Agreement	Recitals
AML Law	Section 4.16(b)

Ancillary Documents	Section 1.1
Anti-Corruption Law	Section 4.16(a)
Antitrust Laws	Section 8.10(b)
Available Transaction Cash	Section 1.1
Beneficial Owner	Section 1.1
Beneficial Ownership	Section 1.1
Beneficially Owned	Section 1.1
Beneficially Owning	Section 1.1
Benefit Plans	Section 1.1
Business Combination	Section 1.1
Business Day	Section 1.1
Cayman Companies Act	Recitals
Cayman Registrar	Section 1.1
Closing	Section 3.1
Closing Date	Section 3.1

Closing Filing	Section 8.13(b)
Closing Press Release	Section 8.13(b)
Code	Section 1.1
Company	Preamble
Company Certificate of Merger	Section 2.4
Company Confidential Information	Section 1.1
Company Disclosure Schedules	Article VI
Company Fundamental Representations	Section 1.1
Company Members	Section 1.1
Company Merger	Recitals
Company Merger Effective Time	Section 2.4
Company Merger Sub	Preamble
Company Merger Sub Units	Section 1.1
Company Surviving Subsidiary	Section 2.2
Company Unit	Recitals
Consent	Section 1.1
Contracts	Section 1.1
Contribution	Recitals
Contribution Agreement	Recitals
D&O Indemnified Persons	Section 8.16(a)
D&O Tail Insurance	Section 8.16(b)
Davis Polk	Section 12.13(b)
Delaware Merger Certificates	Section 2.4
Delaware Secretary of State	Section 2.1
Delayed Funding	Recitals
Delayed Funding Investors	Section 1.1
Delayed Funding Subscription Agreements	Recitals
DGCL	Recitals
DLLCA	Section 2.2
Dollars	Section 1.3(b)
Domestication Certificate	Section 2.1
DTC	Section 1.1
Enforceability Exceptions	Section 4.2
Equity Plan	Section 1.1
ERISA	Section 1.1
ESPP	Section 1.1
Exchange Act	Section 1.1
Exchange Agent	Section 2.11(a)
Expenses	Section 1.1
Extraordinary General Meeting	Section 8.12(a)
Federal Securities Laws	Section 8.7
Form of Articles of Incorporation of Pubco	Section 8.21
Form of Certificate of Incorporation of the SPAC Surviving Subsidiary	Section 2.4
Former Sponsor	Section 1.1
Fraud	Section 1.1
Fraud Claim	Section 1.1
GAAP	Section 1.1
Governmental Authority	Section 1.1
HSR Act	Section 1.1

Indebtedness	Section 1.1
Intellectual Property	Section 1.1
Intended Tax Treatment	Section 2.12
Interim Period	Section 8.1(a)
Intervening Event	Section 8.12(d)(ii)
Intervening Event Change in Recommendation	Section 8.12(d)(ii)
Intervening Event Notice Period	Section 8.12(d)(ii)
Investment Company Act	Section 1.1
IPO	Section 1.1
IPO Prospectus	Section 1.1
Knowledge	Section 1.1
Law	Section 1.1
Liabilities	Section 1.1
Lien	Section 1.1
Lock-Up Agreement	Recitals
Material Adverse Effect	Section 1.1
Merger Consideration Securities	Section 5.8
Merger Subs	Preamble
Mergers	Recitals
MNDA	Section 1.1
Modification in Recommendation	Section 8.12(d)
Nasdaq	Section 1.1
Non-Recourse Parties	Section 12.14
Order	Section 1.1
Ordinary Resolution	Section 8.12(a)(i)
Organizational Documents	Section 1.1
Outside Date	Section 10.1(b)
Parties	Preamble
Party	Preamble
PCAOB	Section 1.1
Permits	Section 1.1
Permitted Liens	Section 1.1
Person	Section 1.1
Personal Property	Section 1.1
Plan of Domestication	Section 2.1
Post-Closing Contribution	Recitals
Post-Closing Pubco Board	Section 8.15(a)
Post-Closing Pubco Officers	Section 8.15(a)
Proxy Statement	Section 8.12(a)
Pubco	Preamble
Pubco A&R Organizational Documents	Section 8.21
Pubco and the Merger Subs Fundamental Representations	Section 1.1
Pubco Class A Common Stock	Recitals
Pubco Class B Common Stock	Section 1.1
Pubco Class C Common Stock	Section 1.1
Pubco Digital Wallets	Section 8.25(b)
Pubco Organizational Documents	Section 1.1
Pubco Stock	Section 1.1
Pubco Warrant	Section 2.9(b)

Public Shareholders	Section 11.1
Public Shares	Section 11.1
Purchased XRP	Section 8.25(a)
Redemption	Section 8.12(a)
Redemption Amount	Section 1.1
Registration Statement	Section 8.12(a)
Related Persons	Section 1.1
Released Claims	Section 11.1(d)
Releasing Persons	Section 11.2
Representatives	Section 1.1
Required Shareholder Approval	Section 9.1(a)
Ripple	Preamble
Ripple Affiliate Company Funding	Recitals
Ripple Affiliate Funding	Recitals
Ripple Affiliate Investors	Recitals
Ripple Affiliate Pubco Funding	Recitals
Ripple Affiliate Subscription Agreements	Recitals
Ripple Expenses	Section 1.1
Ripple Fundamental Representations	Section 1.1
Ripple Parties	Section 1.1
Ripple Pre-Closing Statement	Section 3.2(b)
Sanctions	Section 4.16(c)
SEC	Section 1.1
SEC Reports	Section 4.6(a)
Securities Act	Section 1.1
Signing Filing	Section 8.13(b)
Signing Press Release	Section 8.13(b)
SPAC	Preamble
SPAC Board	Recitals
SPAC Certificate of Incorporation	Recitals
SPAC Certificate of Merger	Section 2.4
SPAC Class A Shares	Section 1.1
SPAC Class B Shares	Section 1.1
SPAC Common Shares	Section 1.1
SPAC Confidential Information	Section 1.1
SPAC Disclosure Schedules	Article IV
SPAC Domestication	Recitals
SPAC Domestication Intended Tax Treatment	Section 2.12
SPAC Expenses	Section 1.1
SPAC Financials	Section 4.6(d)
SPAC Fundamental Representations	Section 1.1
SPAC Material Contract	Section 4.13(a)
SPAC Memorandum and Articles	Section 1.1
SPAC Merger	Recitals

SPAC Merger Effective Time	Section 2.4
SPAC Merger Sub	Preamble
SPAC Merger Sub Common Shares	Section 1.1
SPAC Merger Sub Stockholder Approval	Section 1.1
SPAC Pre-Closing Statement	Section 3.2(a)
SPAC Preferred Shares	Section 1.1
SPAC Private Warrant	Section 1.1
SPAC Public Warrant	Section 1.1
SPAC Shareholder Approval Matters	Section 8.12(a)(iv)
SPAC Stockholders	Section 1.1
SPAC Surviving Subsidiary	Section 2.3
SPAC Tangible Net Assets	Section 1.1
SPAC Units	Section 1.1
SPAC Warrant Agreement	Section 1.1
SPAC Warrants	Section 1.1
Special Resolution	Section 8.12(a)(ii)
Specified Funding	Recitals
Specified Funding Pubco Stock	Recitals
Specified Funding Subscription Agreement	Recitals
Specified Investor	Section 1.1
Sponsor	Recitals
Sponsor Converted Pubco Stock	Section 1.1
Sponsor Registration Rights Agreement	Section 1.1
Sponsor Support Agreement	Recitals
Sponsor Warrant Purchase Agreement	Section 1.1
Subsidiary	Section 1.1
Tax Return	Section 1.1
Taxes	Section 1.1
Transactions	Recitals
Trust Account	Section 1.1
Trust Agreement	Section 1.1
Trustee	Section 1.1
U.S. Person	Section 1.1
Underwriting Agreement	Section 1.1
Unit Separation	Section 2.9(a)
Warrant Assignment, Assumption and Amendment Agreement	Recitals
Warrant Exchange	Section 2.9(b)
Wilson Sonsini	Section 12.13(a)
XRP Investments	Section 1.1
XRP Investors	Section 1.1
XRP Subscription Agreements	Section 1.1

1.3 Interpretation.

(a) The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(b) In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or” unless clearly indicated otherwise, including, by use of “either”; (viii) any Contract, agreement, instrument, insurance policy, Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract, agreement, instrument, insurance policy, Law as from time to time amended, modified or supplemented as of the applicable date or during the applicable period of time, including (in the case of agreements or instruments) by waiver or consent (and in the case of agreements or instruments, in accordance with the term of the agreement or instrument, and in the case of any Ancillary Document, in accordance with the terms of this Agreement) and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (ix) unless the context of this Agreement otherwise requires, references to statutes shall include all rules and regulations promulgated thereunder; (x) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (xi) the term “Dollars” or “$” means United States dollars.

(c) Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person.

(d) Any reference in this Agreement to documents, materials and information are deemed to have been “made available” to the respective Party if such documents, materials or information were at least two Business Days prior to the date hereof (i) available for review by such Party and its Representatives through an electronic data room, (ii) disclosed in an SEC Report filed and publicly available or (iii) otherwise provided by or on behalf of the disclosing Party in writing to the other applicable Party or its respective Representatives.

(e) Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form.

(f) The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(g) The Company Disclosure Schedules and the SPAC Disclosure Schedules (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Schedules or the SPAC Disclosure Schedules (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, or any section thereof, with reference to any section of this Agreement or section of the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable. Certain information set forth in the Company Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. Unless expressly contemplated by this Agreement, the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

ARTICLE II

MERGERS

2.1 SPAC Domestication. Subject to receipt of the Required Shareholder Approval, at least one Business Day prior to the Closing Date, SPAC shall cause the SPAC Domestication to become effective, including by (i) duly approving and adopting a plan of domestication in accordance with Section 388 of the DGCL and Part 12 of the Cayman Companies Act (the “Plan of Domestication”) substantially in the form attached as Exhibit M, (ii) filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of domestication (the “Domestication Certificate”) with respect to the SPAC Domestication, together with the SPAC Certificate of Incorporation, in each case, in accordance with the provisions thereof and Section 388 of the DGCL and Part 12 of the Cayman Companies Act, with the Domestication Certificate and the SPAC Certificate of Incorporation filed together and, if not effective upon filing, to be effective at the same time, (iii) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the SPAC Domestication and (iv) obtaining a certificate of de-registration from the Cayman Registrar in each case, in accordance with the provisions of the Domestication Certificate, the SPAC Certificate of Incorporation, the Plan of Domestication, Section 388 of the DGCL and Part 12 of the Cayman Companies Act.

2.2 Company Merger. At the Company Merger Effective Time, subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), the Company and Company Merger Sub shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Company Merger Sub shall cease and the Company shall continue as the surviving company. The Company, as the surviving company after the Company Merger, is hereinafter sometimes referred to as the “Company Surviving Subsidiary” (provided, that references to the Company for periods after the Company Merger Effective Time shall include the Company Surviving Subsidiary).

2.3 SPAC Merger. At the SPAC Merger Effective Time, subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the DGCL, SPAC and SPAC Merger Sub shall consummate the SPAC Merger, pursuant to which SPAC Merger Sub shall be merged with and into SPAC, following which the separate corporate existence of SPAC Merger Sub shall cease and SPAC shall continue as the surviving company. SPAC, as the surviving company after the SPAC Merger, is hereinafter sometimes referred to as the “SPAC Surviving Subsidiary” (provided, that references to SPAC Merger Sub for periods after the SPAC Merger Effective Time shall include the SPAC Surviving Subsidiary).

2.4 Effective Time. On the Closing Date, (a) with respect to the Company Merger, the Company shall file a certificate of merger (the “Company Certificate of Merger”) with the Delaware Secretary of State in accordance with the DLLCA and concurrently therewith (b) with respect to the SPAC Merger, SPAC shall file a certificate of merger (the “SPAC Certificate of Merger” and, together with the Company Certificate of Merger, the “Delaware Merger Certificates”) with the Delaware Secretary of State in accordance with the DGCL. The Company Merger shall become effective at the time on the Closing Date when the Company Certificate of Merger has been duly accepted for filing by the Delaware Secretary of State in accordance with the DLLCA or such other time as specified in the Company Certificate of Merger (such time, the “Company Merger Effective Time”) and the SPAC Merger shall become effective when the SPAC Certificate of Merger has been duly accepted for filing by the Delaware Secretary of State in accordance with the DGCL or such other time as specified therein (the “SPAC Merger Effective Time”).

2.5 Effect of the Mergers.

(a) At the Company Merger Effective Time, the effect of the Company Merger shall be as provided in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities and obligations of Company Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities and obligations of the Company Surviving Subsidiary which shall include the assumption by the Company Surviving Subsidiary of any and all agreements, covenants, duties and obligations of Company Merger Sub and the Company set forth in this Agreement to be performed after the Company Merger Effective Time, and the Company Surviving Subsidiary shall continue its existence as a Delaware limited liability company and Subsidiary of Pubco.

(b) At the SPAC Merger Effective Time, the effect of the SPAC Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities and obligations of SPAC Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities and obligations of the SPAC Surviving Subsidiary (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the SPAC Surviving Subsidiary of any and all agreements, covenants, duties and obligations of SPAC Merger Sub and SPAC set forth in this Agreement to be performed after the SPAC Merger Effective Time, and the SPAC Surviving Subsidiary shall continue its existence as a Delaware corporation and wholly owned Subsidiary of Pubco.

2.6 Organizational Documents.

(a) At the Company Merger Effective Time, the limited liability company agreement of the Company Surviving Subsidiary then in effect shall be amended and restated in the form of the A&R Company LLCA.

(b) At the SPAC Merger Effective Time, the certificate of incorporation substantially in the form attached hereto as Exhibit N (the “Form of Certificate of Incorporation of the SPAC Surviving Subsidiary”) and the bylaws of SPAC Merger Sub as in effect immediately prior to the SPAC Merger Effective Time shall be the certificate of incorporation and bylaws of SPAC Surviving Subsidiary.

2.7 Directors, Officers and Managing Members of the Surviving Subsidiaries.

(a) At the Company Merger Effective Time and pursuant to the A&R Company LLCA, Pubco shall be the managing member of the Company Surviving Subsidiary.

(b) Effective as of the SPAC Merger Effective Time, the board of directors and executive officers of the SPAC Surviving Subsidiary shall be the persons designated by the Company immediately prior to the SPAC Merger Effective Time.

2.8 Effect of Company Merger on Outstanding Securities of the Company and Company Merger Sub. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any Party or the holders of securities of any Party:

(a) Company Units. Each issued and outstanding Company Unit will automatically be cancelled and cease to exist in exchange for the right to receive from Pubco one share of Pubco Class A Common Stock; provided, that notwithstanding any other provision contained in this Agreement, (i) the aggregate number of shares of Pubco Class A Common Stock issued to Ripple shall be reduced by (x) the 10 Company Units held by Ripple as of the date hereof (prior to giving effect to the Contribution) and (y) the number of shares of Pubco Stock held by Ripple immediately prior to the Company Merger Effective Time and (ii) thereafter, if the completion of the Company Merger and the other Transactions (including any substantially concurrent investments by the XRP Investors at Closing) would result in the Ripple Parties Beneficially Owning Pubco Stock that has a combined voting power in Pubco in excess of 9.9% of the total voting power of Pubco, the Company Units held by Ripple shall be converted, in the aggregate, to (x) the number of shares of Pubco Class A Common Stock that, when taken together with any shares of Pubco Class A Common Stock subscribed for by the other Ripple Parties, would result in the Ripple Parties Beneficially Owning Pubco Stock with a combined voting power in Pubco equal to 9.9% of the total voting power of Pubco and (y) the number of units of the Company Surviving Subsidiary that is equal to the number of shares of Pubco Class A Common Stock forgone by the Ripple Parties pursuant to this proviso. Any units of the Company Surviving Subsidiary received by the Ripple Parties pursuant to this Section 2.8(a) or the Ripple Affiliate Subscription Agreements may be exchanged for Pubco Class A Common Stock following the Company Merger Effective Time on the terms and subject to the conditions of the A&R Company LLCA and the Pubco A&R Organizational Documents.

(b) No Liability. Notwithstanding anything to the contrary in this Section 2.8, none of the Company Surviving Subsidiary, Pubco or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(c) Company Merger Sub Units. All of the Company Merger Sub Units issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into a number of units of the Company Surviving Subsidiary equal to the number of shares of Pubco Class A Common Stock outstanding immediately following the Company Merger Effective Time.

2.9 Effect of SPAC Merger on Outstanding Securities of SPAC and SPAC Merger Sub. By virtue of the SPAC Merger and without any action on the part of any Party or the holders of securities of SPAC, Pubco or SPAC Merger Sub:

(a) SPAC Units. Immediately prior to the SPAC Merger Effective Time, each SPAC Unit issued and outstanding immediately prior to the SPAC Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Class A Share and one-half of one SPAC Public Warrant in accordance with the terms of the applicable SPAC Unit (the “Unit Separation”); provided that no fractional SPAC Public Warrants will be issued in connection with the Unit Separation such that if a holder of SPAC Units would be entitled to receive a fractional SPAC Public Warrant upon the Unit Separation, the number of SPAC Public Warrants to be issued to such holder upon the Unit Separation shall be rounded up to the nearest whole number of SPAC Public Warrants. The underlying SPAC Class A Shares and SPAC Public Warrants held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.9.

(b) Exchange of SPAC Warrants. Each SPAC Warrant (which, for the avoidance of doubt, includes the SPAC Public Warrants held as a result of the Unit Separation) outstanding immediately prior to the SPAC Merger Effective Time shall cease to be a warrant with respect to SPAC Class A Shares and shall be assumed by Pubco and converted into a warrant to purchase one share of Pubco Class A Common Stock (each, a “Pubco Warrant” and such exchange, the “Warrant Exchange”). Each Pubco Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the SPAC Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Warrant Assignment, Assumption and Amendment Agreement.

(c) SPAC Class A Shares. Immediately following the Unit Separation and the Warrant Exchange, at the SPAC Merger Effective Time, each SPAC Class A Share issued and outstanding immediately prior to the SPAC Merger Effective Time (including SPAC Class A Shares held as a result of the Unit Separation and SPAC Class A Shares issued upon the conversion of SPAC Class B Shares pursuant to Section 2.9(d), but excluding those described in Section 2.9(e) and Section 2.9(f)) shall be converted automatically into one share of Pubco Class A Common Stock, following which, all such SPAC Class A Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of SPAC Class A Shares outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each SPAC Class A Share (other than those described in Section 2.9(e) and Section 2.9(f)) shall thereafter represent only the right to receive the same number of shares of Pubco Class A Common Stock in book-entry form (and, if required by applicable Law, in certificated form) in accordance with Section 2.11(b) and Section 2.11(d).

(d) SPAC Class B Shares. Immediately prior to the SPAC Merger Effective Time, all issued and outstanding SPAC Class B Shares (other than those described in Section 2.9(f)) shall be converted automatically into SPAC Class A Shares in accordance with the SPAC Certificate of Incorporation and the other Organizational Documents as in effect as of the Closing Date, following which, all SPAC Class B Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of SPAC Class B Shares outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each SPAC Class B Share (other than those described in Section 2.9(f)) shall thereafter represent only the right to receive the number of SPAC Class A Shares determined in accordance with this Section 2.9(d).

(e) Redeeming Shares. At the SPAC Merger Effective Time, each issued and outstanding SPAC Class A Share that was issued in the SPAC Domestication to a holder that validly exercised redemption rights with respect to each such SPAC Class A Share prior to the SPAC Domestication pursuant to and in accordance with the SPAC Memorandum and Articles and the other SPAC Organizational Documents as in effect as of the date that such redemption rights were exercised (and has not been waived, withdrawn or otherwise lost such rights), shall automatically be canceled and shall cease to exist and shall thereafter represent only the right to receive a pro rata share of the Redemption Amount.

(f) Treasury Shares. Notwithstanding Sections 2.9(a), 2.9(c) and 2.9(d) or any other provision of this Agreement to the contrary, at the SPAC Merger Effective Time, if there are any SPAC Common Shares that are owned by the SPAC as treasury shares immediately prior to the SPAC Merger Effective Time, such SPAC Common Shares shall be automatically canceled and shall cease to exist without any conversion thereof or payment therefor.

(g) No Liability. Notwithstanding anything to the contrary in this Section 2.9, none of the SPAC Surviving Subsidiary, Pubco or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h) SPAC Merger Sub Common Shares. At the SPAC Merger Effective Time, all SPAC Merger Sub Common Shares issued and outstanding immediately prior to the SPAC Merger Effective Time shall be converted into an equal number of shares of common stock, par value $0.0001, of the SPAC Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding equity interests of the SPAC Surviving Subsidiary.

(i) No Appraisal Rights. Without prejudice to the redemption rights of SPAC shareholders as referred to in Section 2.9(e), no dissenters’ or appraisal rights shall be available with respect to the SPAC Merger or the Transactions pursuant to Section 262 of the DGCL or any other applicable Law.

2.10 Effect of Mergers on Outstanding Securities of Pubco. At the Company Merger Effective Time, without any action on the part of any Party or the holders of securities of any Party, all of the shares of Pubco Stock issued and outstanding immediately prior to the Company Merger Effective Time shall remain outstanding as shares of Pubco Class A Common Stock.

2.11 Exchange Procedures.

(a) Prior to the SPAC Merger Effective Time, Pubco shall appoint an agent reasonably acceptable to SPAC (the “Exchange Agent”) as its agent for the purpose of exchanging the SPAC Common Shares and the Company Units for shares of Pubco Stock.

(b) At or prior to the SPAC Merger Effective Time, Pubco shall deliver to the Exchange Agent written instructions to issue, at the SPAC Merger Effective Time, in uncertificated book-entry form, one share of Pubco Class A Common Stock in exchange for, and upon cancellation of, each issued and outstanding SPAC Common Share (subject to Section 2.9).

(c) At or prior to the Company Merger Effective Time, Pubco shall deliver to the Exchange Agent written instructions to issue, at the Company Merger Effective Time, in uncertificated book-entry form, one share of Pubco Class A Common Stock in exchange for, and upon cancellation of, each issued and outstanding Company Unit (subject to Section 2.8).

(d) Pubco Stock to be delivered pursuant to Sections 2.9(c) and 2.8(a) shall be settled through DTC and issued in uncertificated book-entry form through the procedures of DTC, unless a physical share of Pubco Stock is required by applicable Law, in which case Pubco shall cause the Exchange Agent to promptly send certificates representing such shares of Pubco Stock to such holder.

(e) At the Company Merger Effective Time, the Company shall cause the Exchange Agent to update its member register to reflect the cancellation of the Company Units contemplated by Section 2.8.

(f) Notwithstanding anything to the contrary contained herein, no fraction of a share of Pubco Stock will be issued by Pubco by virtue of this Agreement or the Transactions, and each Person who would otherwise be entitled to a fraction of a share of Pubco Stock (after aggregating all fractional shares of Pubco Stock that otherwise would be received by such holder) shall instead have the number of shares of Pubco Stock issued to such Person rounded up in the aggregate to the nearest whole share of Pubco Stock.

(g) No dividends or other distributions declared or made after the date of this Agreement with respect to shares of Pubco Stock with a record date after the SPAC Merger Effective Time or the Company Merger Effective Time, as applicable, will be paid to the holders of any SPAC Common Shares or Company Units that have not yet been surrendered to the Exchange Agent pursuant to this Section 2.11.

2.12 Intended Tax Treatment. The Parties hereby agree and acknowledge that, for U.S. federal and applicable state and local income tax purposes, (a) the SPAC Domestication is intended to be treated as a “reorganization” described in Section 368(a)(1)(F) of the Code (the “SPAC Domestication Intended Tax Treatment”), (b) (x) the exchange of cash and/or XRP for Pubco Class A Common Stock pursuant to the Ripple Affiliate Pubco Funding, the Specified Funding, the Delayed Funding and the Advanced Funding, (y) except as set forth in clause (c) of this Section 2.12, the exchange of an interest in the assets and liabilities of the Company for Pubco Class A Common Stock pursuant to the Company Merger and (z) the exchange of SPAC Class A Shares and SPAC Public Warrants for Pubco Class A Common Stock and Pubco Warrants pursuant to the SPAC Merger, taken together, are undertaken pursuant to an integrated plan and constitute a single, integrated transaction and are intended to be treated as exchanges in which no gain or loss is recognized under Section 351 of the Code (except to the extent required by Section 351(b) of the Code or Section 357(c) of the Code) and (c) the Post-Closing Contribution by each of Pubco and SPAC Surviving Subsidiary, together with, the Ripple Affiliate Company Funding, and, in the event (and to the extent) of the conversion of any Company Units owned by Ripple into units in the Company Surviving Subsidiary pursuant to Section 2.8(a) hereof in the Company Merger, the Company Merger is intended to be treated as a contribution of assets and liabilities to the Company Surviving Subsidiary by Pubco, the SPAC Surviving Subsidiary, the Ripple Affiliate Investors and Ripple, respectively, pursuant to Section 721 of the Code, in accordance with Situation 2 of Rev. Rul. 99-5, 1999-1 C.B. 434, resulting in the Company being treated as a partnership for U.S. federal income tax purposes (clause (a)-(c) collectively, “Intended Tax Treatment”). The Parties hereby agree to file all Tax Returns and take all positions before any taxing authority on a basis consistent with the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledge and agree that each (a) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions contemplated by this Agreement, and (b) is responsible for paying its own Taxes, including any such Taxes that may be imposed if the SPAC Merger or the Company Merger do not qualify for the Intended Tax Treatment, respectively.

2.13 Taking of Necessary Action; Further Action. If, at any time after the SPAC Merger Effective Time and the Company Merger Effective Time, as applicable, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the SPAC Surviving Subsidiary or Company Surviving Subsidiary, as applicable, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and SPAC Merger Sub or the Company and Company Merger Sub, respectively, the officers and directors of SPAC, SPAC Merger Sub, the Company and Company Merger Sub, as applicable, are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.14 Withholding. Each of Pubco, the SPAC Surviving Subsidiary, the Company Surviving Subsidiary, the Exchange Agent, and their respective employees, agents and Affiliates (without duplication) shall be entitled to deduct and withhold from payments otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Law; provided, however, that the relevant payor will use reasonable best efforts to cooperate with the relevant payee prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments (other than with respect to compensatory payments, if any) are required under applicable Law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable Law, such deduction and withholding. To the extent any such amounts so deducted and withheld are paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE III

CLOSING

3.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IX, the consummation of the Transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of signatures on the fifth Business Day after all the Closing conditions in Article IX have been satisfied or waived (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) at 10:00 a.m. New York City time, or at such other date, time or place as SPAC and Ripple may agree in writing (the date and time at which the Closing is actually held being the “Closing Date”).

3.2 Pre-Closing Statements.

(a) At least four Business Days prior to the Closing Date, SPAC shall prepare and deliver to Ripple a written statement setting forth SPAC’s good faith estimate and calculation of the SPAC Expenses as of the Closing Date (in each case, in reasonable detail and with reasonable supporting documentation, including corresponding invoices therefor) and the respective amounts and wire transfer instructions for the payment or reimbursement of all such SPAC Expenses in accordance with Section 12.5 (such statement or as updated pursuant to the second sentence of this Section 3.2(a), the “SPAC Pre-Closing Statement”). SPAC shall consider in good faith any reasonable comments made by Ripple at least two Business Days prior to the Closing Date with respect to the estimate and calculations included in the SPAC Pre-Closing Statement, and to the extent SPAC agrees, acting in good faith and reasonably, with any such comments, SPAC will deliver an updated SPAC Pre-Closing Statement incorporating such comments. In addition, at least two Business Days prior to the Closing Date, if not already delivered, SPAC shall deliver a supplement to the SPAC Pre-Closing Statement setting forth SPAC’s good faith estimate and calculation of the (i) Redemption Amount and (ii) total cash proceeds from the Trust Account remaining following the Redemption.

(b) At least four Business Days prior to the Closing Date, Ripple shall prepare and deliver to SPAC a written statement setting forth Ripple’s good faith estimate and calculation of Ripple Expenses as of the Closing Date (in each case, in reasonable detail and with reasonable supporting documentation, including corresponding invoices therefor) and the respective amounts and wire transfer instructions for the payment or reimbursement of all such Ripple Expenses in accordance with Section 12.5 (such statement or as updated pursuant to the second sentence of this Section 3.2(b), the “Ripple Pre-Closing Statement”). Ripple shall consider in good faith any reasonable comments made by SPAC at least two Business Days prior to the Closing Date with respect to the estimate and calculations included in the Ripple Pre-Closing Statement, and to the extent Ripple agrees, acting in good faith and reasonably, with any such comments, Ripple will deliver an updated Ripple Pre-Closing Statement incorporating such comments.

3.3 Closing Deliveries.

(a) At the Closing, SPAC shall deliver or cause to be delivered:

(i) to Ripple and Pubco, a certificate, dated the Closing Date, signed by an executive officer or director of SPAC in such capacity, certifying as to the satisfaction of the conditions specified in Sections 9.2(a), 9.2(b) and 9.2(c) with respect to SPAC;

(ii) to Ripple and Pubco, a certificate from its secretary, assistant secretary, director or other executive officer certifying as to, and attaching, (A) copies of the SPAC Certificate of Incorporation and its other Organizational Documents as in effect as of the Closing Date (immediately prior to the SPAC Merger Effective Time), (B) the resolutions of the SPAC Board authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, (C) evidence that the Required Shareholder Approval has been obtained and (D) the incumbency of directors and officers authorized to execute this Agreement or any Ancillary Document to which SPAC is or is required to be a party or otherwise bound;

(iii) to Ripple and Pubco, a certificate on behalf of SPAC, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in SPAC is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2);

(iv) to Ripple and Pubco, a copy of the Amended and Restated Registration Rights Agreement duly executed by SPAC and Sponsor;

(v) to Ripple and Pubco, a copy of the Lock-Up Agreement duly executed by Sponsor; and

(vi) to Ripple and Pubco, a copy of the Warrant Assignment, Assumption and Amendment Agreement duly executed by SPAC.

(b) At the Closing, Pubco shall deliver or cause to be delivered:

(i) to SPAC, a certificate, dated the Closing Date, signed by an executive officer of Pubco, certifying as to the satisfaction of the conditions specified in Sections 9.3(a), 9.3(b) and 9.3(c) with respect to Pubco and the Merger Subs, as applicable;

(ii) to SPAC, a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the SPAC Merger Effective Time), (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound;

(iii) to Ripple and SPAC, a copy of the Amended and Restated Registration Rights Agreement duly executed by Pubco;

(iv) to Ripple and SPAC, a copy of the Lock-Up Agreement duly executed by Pubco; and

(v) to Ripple and SPAC, a copy of the Warrant Assignment, Assumption and Amendment Agreement duly executed by Pubco.

(c) At the Closing the Company shall deliver or cause to be delivered:

(i) to SPAC, a certificate, dated as of the Closing Date, signed by an executive officer or director of the Company, certifying as to the satisfaction of the conditions specified in Sections 9.3(a), 9.3(b) and 9.3(c) with respect to the Company; and

(ii) to SPAC, a certificate from its secretary or other executive officer or managing member certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Company Merger Effective Time), (B) the resolutions of its managing member authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions and (C) the incumbency of its managing member and officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(d) At the Closing Ripple shall deliver or cause to be delivered, as applicable:

(i) to SPAC, a certificate from Ripple, dated as the Closing Date, signed by an executive officer or director of Ripple, certifying as to the satisfaction of the conditions specified in Sections 9.3(a) and 9.3(b) with respect to Ripple;

(ii) to Pubco, a properly completed and duly executed Internal Revenue Service Form W-9 of Ripple;

(iii) to Pubco and SPAC, a copy of the Lock-Up Agreement duly executed by Ripple, and the Ripple Affiliate Investors; and

(iv) to Pubco and SPAC, a copy of the Amended and Restated Registration Rights Agreement duly executed by Ripple and the applicable Ripple Affiliate Investor(s).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in (a) the disclosure schedules delivered by SPAC to Ripple, the Company and Pubco on the date of this Agreement (the “SPAC Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (b) the SEC Reports that are available two Business Days prior to the date hereof on the SEC’s website through EDGAR (excluding any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature, and excluding, for the avoidance of doubt, any content of such SEC Reports that have been redacted or omitted pursuant to applicable Law) (it being acknowledged that nothing disclosed in such SEC Reports will be deemed to modify or qualify the SPAC Fundamental Representations), SPAC represents and warrants to the Company, Pubco, the Merger Subs and Ripple as of the date of this Agreement and as of the Closing, as follows:

4.1 Organization and Standing. SPAC is duly incorporated, validly existing and in good standing under the Laws (i) of the Cayman Islands as of the date hereof and (ii) of the State of Delaware, as of the Closing Date. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. SPAC has made available to Ripple accurate and complete copies of its Organizational Documents each as currently in effect. SPAC is not in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the SPAC Board and, other than filing the SPAC Certificate of Incorporation and making the other filings contemplated by Section 2.1 and obtaining the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which SPAC is a party has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”). The SPAC Board, either (A) at a duly called and held meeting or (B) by way of written resolution, has unanimously (i) determined that this Agreement and the SPAC Merger and the other Transactions contemplated hereby are advisable and in the best interests of, SPAC and its shareholders, (ii) approved this Agreement, the SPAC Merger and the other Transactions contemplated hereby and thereby in accordance with the Cayman Companies Act and the SPAC Memorandum and Articles, (iii) approved the Transactions as a Business Combination, (iv) directed that this Agreement and the SPAC Shareholder Approval Matters be submitted to SPAC’s shareholders for adoption and approval and (v) resolved to recommend that the SPAC’s shareholders adopt and approve this Agreement and the SPAC Shareholder Approval Matters.

4.3 Governmental Approvals. No Consent of any Governmental Authority on the part of SPAC is required to be obtained in connection with the execution, delivery or performance by SPAC of this Agreement and each Ancillary Document to which it is a party or the consummation by SPAC of the Transactions contemplated hereby and thereby, other than (a) such filings as expressly contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act or any state “blue sky” securities Laws, (d) requirements under Delaware Law, Cayman Islands Law and pursuant to any other applicable Laws and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on SPAC.

4.4 Non-Contravention. The execution and delivery by SPAC of this Agreement and each Ancillary Document to which it is a party, the consummation by SPAC of the Transactions contemplated hereby and thereby, and compliance by SPAC with any of the provisions hereof and thereof, will not, subject to the filing of the Domestication Certificate and the SPAC Certificate of Incorporation, obtaining the Required Shareholder Approval and the making of required filings with the Cayman Registrar in connection with the SPAC Domestication (a) conflict with or violate any provision of the Organizational Documents of SPAC, (b) be subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to SPAC, or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third-party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for any deviations from any of the foregoing clauses (b) and (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC.

4.5 Capitalization.

(a) As of the date of this Agreement, the authorized share capital of SPAC is (i) 220,000,000 SPAC Common Shares, consisting of (A) 200,000,000 SPAC Class A Shares and (B) 20,000,000 SPAC Class B Shares and (ii) 1,000,000 SPAC Preferred Shares. The issued and outstanding SPAC Common Shares as of the date of this Agreement consist of (A) 23,710,000 SPAC Class A Shares (assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Shares and SPAC Warrants), with 23,000,000 SPAC Class A Shares subject to redemption (other than Public Shares held by the Sponsor or directors or officers of SPAC), and (B) 7,880,000 SPAC Class B Shares. There are no issued or outstanding SPAC Preferred Shares. After the SPAC Domestication, the authorized share capital of SPAC will be 220,000,000 SPAC Common Shares, consisting of (i) 200,000,000 SPAC Class A Shares and (ii) 20,000,000 SPAC Class B Shares. All outstanding SPAC Common Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the SPAC Memorandum and Articles or any Contract to which SPAC is a party. None of the outstanding SPAC Common Shares has been issued in violation of any applicable securities Laws. SPAC does not have any Subsidiaries or own any equity interests in any other Person. SPAC does not own any SPAC Common Shares as treasury shares.

(b) As of the date of this Agreement, 11,855,000 SPAC Warrants are issued and outstanding (assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Shares and SPAC Public Warrants), consisting of (i) 11,500,000 SPAC Public Warrants and (ii) 355,000 SPAC Private Warrants. All outstanding SPAC Warrants are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the SPAC Memorandum and Articles or any Contract to which SPAC is a party. None of the outstanding SPAC Warrants has been issued in violation of any applicable securities Laws.

(c) Except as set forth in this Section 4.5 or as contemplated by this Agreement, the SPAC Warrant Agreement or the Ancillary Documents, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of SPAC, (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any securities of SPAC or (C) obligating SPAC to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities of SPAC. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of SPAC to repurchase, redeem or otherwise acquire any securities of SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which SPAC is a party with respect to the voting of any securities of SPAC (other than, for the avoidance of doubt, the Sponsor Support Agreement).

(d) As of the date hereof (i) SPAC does not have any Indebtedness and (ii) no Indebtedness of SPAC contains any restriction upon (A) the prepayment of any of such Indebtedness, (B) the incurrence of Indebtedness by SPAC, (C) the ability of SPAC to grant any Lien on its properties or assets or (D) the consummation of the Transactions.

(e) Other than the repurchase on 15 November 2024 of the initial share issued upon incorporation of SPAC, since the date of incorporation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the SPAC Board has not authorized any of the foregoing.

(f) SPAC does not have any Subsidiaries or own any equity interests in any other Person.

4.6 SEC Filings; SPAC Financials; Internal Controls.

(a) SPAC, since the IPO and through the date of this Agreement, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by SPAC with the SEC under the Securities Act or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Reports”), which SEC Reports are all available on the SEC’s website through EDGAR, and will file all such SEC Reports required to be filed or furnished subsequent to the date of this Agreement.

(b) The SEC Reports (x) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, as applicable, and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c) As of the date of this Agreement, the SPAC Units, the SPAC Class A Shares and the SPAC Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq under the symbols “AACIU”, “AACI” and “AACIW”, respectively. Since the IPO, SPAC has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. There is no action or proceeding pending or, to the Knowledge of SPAC, threatened against SPAC, by Nasdaq or the SEC with respect to any intention by such entity to deregister or terminate the listing of the SPAC Units, the SPAC Class A Shares or the SPAC Public Warrants. None of SPAC or its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Class A Shares or the SPAC Public Warrants under the Exchange Act except as contemplated by this Agreement.

(d) The financial statements and notes of SPAC contained or incorporated by reference in the SEC Reports (the “SPAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity and cash flows of SPAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(e) Except as and to the extent reflected or reserved against in the SPAC Financials, SPAC has not incurred any Liabilities or obligations not adequately reflected or reserved on or provided for in the SPAC Financials, other than (i) Liabilities incurred since SPAC’s incorporation in the ordinary course of business or (ii) Liabilities or obligations incurred pursuant to this Agreement. SPAC has no off-balance sheet arrangements that are not disclosed in the SEC Reports.

(f) Since the IPO, (i) SPAC has not received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC or its internal accounting controls, including any such complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices and (ii) there have been no internal unresolved, material investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, the SPAC Board or any committee thereof.

(g) SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(h) SPAC maintains systems of internal accounting controls that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that are sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) that transactions are executed, and access to assets is permitted, in accordance with management’s general or specific authorization; and (iv) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither SPAC nor SPAC’s independent auditors identified or have been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the PCAOB) in the design or operation of SPAC’s internal controls over financial reporting which would reasonably be expected to adversely affect SPAC’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. SPAC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of SPAC. Since the IPO, there have been no material changes in SPAC’s internal control over financial reporting.

(i) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC, in their capacity as such, and SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(j) As of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the Knowledge of SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

4.7 No Litigation; Orders; Permits. There is no Action pending, or, to the Knowledge of SPAC, threatened Action against SPAC, or, to the Knowledge of SPAC, any of its directors or officers (in their capacity as such) or otherwise affecting SPAC or its assets nor is any Order outstanding, against or involving SPAC, whether at law or in equity, before or by any Governmental Authority, which, in each case, would reasonably be expected to have a Material Adverse Effect on SPAC. There is no unsatisfied judgment or open injunction binding upon SPAC that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC. There is no Action that SPAC has pending against any other Person. SPAC holds all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

4.8 Absence of Certain Changes. SPAC has, (a) since its incorporation, conducted no business other than its incorporation, the public offering of its SPAC Units (and the related private offering), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities and (b) since the IPO, not been subject to a Material Adverse Effect.

4.9 Compliance with Laws. SPAC (a) is, and since its incorporation has been, in compliance with all Laws applicable to it and the conduct of its business in all material respects, (b) has not received written notice alleging any violation of applicable Law in any material respect by SPAC and (c) is not under investigation with respect to any violation or alleged violation of any Law or judgement, Order or decree of any court or Governmental Authority.

4.10 Taxes and Returns. SPAC has timely filed, or caused to be timely filed, and will timely file or cause to be timely filed all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes being contested in good faith for which adequate reserves in the SPAC Financials have been established in accordance with GAAP. There are no audits, examinations, investigations, claims, assessments or other proceedings pending or threatened in writing against SPAC in respect of any Tax, and SPAC has not been notified in writing of any proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves in the SPAC Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by SPAC for any extension of time within which to file any Tax Return (other than extensions automatically granted) or within which to pay any Taxes shown to be due on any Tax Return. SPAC does not have material liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by contract (except, in each case, for liabilities pursuant to commercial contracts not primarily relating to Taxes). SPAC is treated as a corporation for U.S. federal income tax purposes. SPAC does not have Knowledge of any facts or circumstances that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

4.11 Employees and Employee Benefit Plans. SPAC has never (a) had any paid employees, (b) retained any contractors, other than consultants and advisors in the ordinary course or (c) maintained, sponsored, contributed to or otherwise had any Liability under, any Benefit Plans. Other than reimbursement of any reasonable out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf, neither SPAC nor its Affiliates have any material liability to any officer or director of SPAC (in their capacity as such).

4.12 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Other than this Agreement and the Ancillary Documents to which SPAC is a party as of the date hereof or such other Ancillary Documents that SPAC shall execute after the date hereof and which are attached as exhibits hereto, Schedule 4.13(a) of the SPAC Disclosure Schedules set forth a true, correct and complete list of the Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by SPAC on less than sixty days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of SPAC as its business is currently conducted, any acquisition of material property by SPAC, or restricts in any material respect the ability of SPAC from entering into this Agreement or Ancillary Documents or consummating the Transactions (each such Contract, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to Ripple.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) SPAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; (iv) no party to a SPAC Material Contract has given written notice of or, to the Knowledge of SPAC, threatened any potential exercise of termination rights with respect to any SPAC Material Contract and (v) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

4.14 Transactions with Affiliates. Schedule 4.14 of the SPAC Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC and any (a) present or former director, officer, employee, direct equityholder or Affiliate of SPAC (including, for the avoidance of doubt, Former Sponsor) or (b) record owner or Beneficial Owner of more than 5% of outstanding SPAC Common Shares as of the date hereof.

4.15 Finders and Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco or the Company, or any of their respective Affiliates, in connection with the Transactions based upon arrangements made by or on behalf of SPAC or any of its Affiliates, including Sponsor or Former Sponsor.

4.16 Certain Business Practices.

(a) Neither SPAC, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or any other local or foreign anti-corruption or bribery Law (“Anti-Corruption Law”), (iii) made any other unlawful payment or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction.

(b) SPAC and each of its directors, officers and employees acting in such capacity are and, to the Knowledge of SPAC, each of its agents or Representatives acting on its behalf or at its direction, is and has been since the date of SPAC’s formation in compliance with applicable Laws concerning anti-money laundering, proceeds of crime, combatting terrorism financing, and related financial recordkeeping and reporting (“AML Law”).

(c) None of SPAC or any of its directors, officers or employees, or, to the Knowledge of SPAC, any other agents or Representative acting on behalf or at its direction is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the Bureau of Industry and Security, the United Nations Security Council, the European Union, any European Union member state, the United Kingdom, or any other relevant Governmental Authority (“Sanctions”), and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by any such Governmental Authority or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any Sanctions in the last five fiscal years.

(d) Except as would not, individually or in the aggregate, be material and adverse to SPAC: (i) SPAC has not conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, AML Law or Sanctions; (ii) none of SPAC or any of its directors, officers or employees acting in such capacity and, to the Knowledge of SPAC, any of its agents acting on its behalf or Representatives acting at its direction has (A) received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, AML Law or Sanctions or (B) has knowledge of a pending investigation into actual or potential noncompliance with any applicable Anti-Corruption Law, AML Law or Sanctions; and (iii) SPAC (A) maintains an adequate system of internal controls reasonably designed to ensure compliance with the Anti-Corruption Laws and Sanctions and prevent and detect violations of the Anti-Corruption Laws, AML Laws and Sanctions, (B) has implemented and have at all times maintained an operational and effective anti-corruption compliance program that includes, at a minimum, policies, procedures and training intended to detect, prevent and deter violations of applicable Anti-Corruption Laws, AML Laws and Sanctions and (C) has at all times made and maintained accurate books and records in compliance with all applicable Anti-Corruption Laws and AML Laws.

4.17 Insurance. Schedule 4.17 of the SPAC Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by SPAC relating to SPAC or its business, properties, assets, directors, officers and employees, copies of which have been provided to Ripple. All premiums due and payable under all such insurance policies have been timely paid and SPAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of SPAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by SPAC. SPAC has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on SPAC.

4.18 Independent Investigation. SPAC has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Pubco and the Company and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Pubco and the Company for such purpose. SPAC acknowledges and agrees that, in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, Ripple, Pubco and the Merger Subs set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to SPAC pursuant hereto, and the information provided by or on behalf of the Company, Ripple, Pubco or the Merger Subs for the Registration Statement.

4.19 No Other Representations. Except for the representations and warranties expressly made by SPAC in Article IV (as modified by the SPAC Disclosure Schedule) or as expressly set forth in any Ancillary Document, neither SPAC nor any other Person on its behalf makes any express or implied representation or warranty with respect to SPAC or its business, operations, assets or Liabilities, or the Transactions, and SPAC hereby expressly disclaims any other representations or warranties, whether implied or made by SPAC or any of its Representatives. SPAC acknowledges that, except for the representations and warranties expressly made by Pubco or the Merger Subs in Article V, the Company in Article VI and Ripple in Article VII, none of Pubco, the Merger Subs, the Company or Ripple is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to SPAC or its Representatives (including any opinion, information or advice that may have been or may be provided to SPAC or its Representatives by any Representative of Pubco, the Merger Subs, the Company or Ripple), including any representations or warranties regarding the probable success or profitability of the businesses of Pubco, the Merger Subs, the Company or Ripple. SPAC specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that Pubco, the Merger Subs, the Company and Ripple have specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 4.19, nothing in this Section 4.19 shall limit Ripple’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

4.20 Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Company, the Merger Subs, Ripple or any of their respective Affiliates.

4.21 SPAC Trust Account. As of the date of this Agreement, there is at least $232,000,000 held in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the SPAC Memorandum and Articles and the IPO Prospectus. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. SPAC has performed all obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the Knowledge of SPAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports filed, or furnished by SPAC to Ripple, to be inaccurate or that would entitle any Person (other than eligible Public Shareholders who shall have elected to redeem their SPAC Class A Shares pursuant to the SPAC Memorandum and Articles) to any portion of the proceeds in the Trust Account prior to the closing of a Business Combination. There are no Actions pending with respect to the Trust Account. SPAC has not released any money from the Trust Account other than as permitted by the Trust Agreement. Following the Closing, no shareholder of SPAC is or shall be entitled to receive any amount from the Trust Account except to the extent such Public Shareholder shall have elected to redeem its SPAC Class A Shares pursuant to the Redemption.

4.22 Underwriting Agreement. SPAC has delivered to Pubco a true, correct and complete copy of the Underwriting Agreement as of the date of this Agreement. As of the date of this Agreement, there are no agreements, side letters or arrangements between SPAC and any Person thereto that relate to any fees, consideration or other discounts that are payable to the underwriters that are party to the Underwriting Agreement (including any Deferred Underwriting Commission (as defined in the Underwriting Agreement)), or that have been agreed to by SPAC (including, from and after the Closing) to any party to the Underwriting Agreement, except as set forth in the Underwriting Agreement.

4.23 Specified Funding.

(a) SPAC has delivered to Pubco a true, correct and complete copy of the Specified Funding Subscription Agreement entered into by Pubco with the Specified Investor as of the date of this Agreement. As of the date of this Agreement, other than the Specified Funding Subscription Agreement, there are no other agreements, side letters or arrangements between Pubco and the Specified Investor relating to the Specified Funding Subscription Agreement that could materially and adversely affect the obligation of the Specified Investor to contribute to Pubco the Specified Funding. As of the date of this Agreement, assuming the due authorization, execution and delivery by each other party thereto, the Specified Funding Subscription Agreement is in full force and effect and is a legal, valid and binding obligation of the Specified Investor, enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, to the Knowledge of SPAC, the Specified

Funding Subscription Agreement has not been withdrawn or terminated, amended or modified in writing in any respect. As of the date of this Agreement, the Specified Investor is not and, with the giving of notice, the lapse of time or both, would not be in default under the Specified Funding Subscription Agreement.

(b) No fees, consideration or other discounts are payable or have been agreed to by the Specified Investor (including, from and after the Closing) to Pubco in respect of the Specified Funding, except as set forth in the Specified Funding Subscription Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PUBCO AND THE MERGER SUBS

Except as set forth in the Company Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, Pubco and the Merger Subs severally and not jointly each represent and warrant to SPAC, the Company and Ripple, as of the date of this Agreement and as of the Closing, solely with respect to itself, as follows:

5.1 Organization and Standing. Pubco is duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. The Merger Subs are duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and the Merger Subs has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco and the Merger Subs is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has made available to SPAC accurate and complete copies of the Organizational Documents of Pubco and the Merger Subs, each as currently in effect. None of Pubco or the Merger Subs is in violation of any provision of its Organizational Documents.

5.2 Authorization; Binding Agreement. Except as set forth in Schedule 5.2 of the Company Disclosure Schedules, subject to filing the Pubco A&R Organizational Documents and obtaining the SPAC Merger Sub Stockholder Approval, each of Pubco and the Merger Subs has all requisite organizational power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Pubco and SPAC Merger Sub and the managing member of Company Merger Sub and no other proceedings, other than as expressly set forth elsewhere in this Agreement (including the filing of the Pubco A&R Organizational Documents and obtaining the SPAC Merger Sub Stockholder Approval), on the part of Pubco or the Merger Subs are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or the Merger Subs is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Documents by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of any Governmental Authority on the part of Pubco or the Merger Subs is required to be obtained in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the Transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement (including the Pubco A&R Organizational Documents), (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act or any state “blue sky” securities Laws, (d) requirements under Delaware Law, Nevada Law, Cayman Islands Law and pursuant to any other applicable Laws and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco or the Merger Subs.

5.4 Non-Contravention. The execution and delivery by each of Pubco and the Merger Subs of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the Transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not, subject to the filing of the Pubco A&R Organizational Documents and obtaining the SPAC Merger Sub Stockholder Approval, (a) conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to such Party or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third-party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any material Contract of such Party, except for any deviations from any of the foregoing clauses (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Pubco.

5.5 Capitalization. As of the date of this Agreement, (i) Pubco is authorized to issue 1,000 shares of Pubco Stock, of which one share of Pubco Stock is issued and outstanding, which is owned by Ripple; (ii) there are 1,000 issued and outstanding Company Merger Sub Units, all of which are owned by Pubco; and (iii) SPAC Merger Sub is authorized to issue 500,000,000 SPAC Merger Sub Common Shares, of which one SPAC Merger Sub Common Share is issued and outstanding, which is owned by Pubco. Except for the Merger Subs, Pubco does not have any Subsidiaries or own any equity interests in any other Person.

5.6 Pubco’s and the Merger Subs’ Activities. Since their formation, Pubco and the Merger Subs have not engaged in any business activities other than as contemplated by this Agreement, do not own, directly or indirectly, any ownership equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of SPAC Merger Sub and Company Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and the Merger Subs are not party to or bound by any Contract. The Merger Subs were formed solely for the purpose of effecting the Mergers. Company Merger Sub is an entity disregarded as separate from its owner, Pubco, for U.S. federal income tax purposes, and no election has been made to treat Company Merger Sub as anything other than an entity disregarded as separate from its owner for U.S. federal income Tax purposes. As of the date hereof, Pubco is the sole and only stockholder of SPAC Merger Sub and the sole member of Company Merger Sub. As of the date hereof, none of Pubco and the Merger Subs are required to register as an “investment company” as such term is defined in the Investment Company Act.

5.7 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Company, Merger Subs or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of Pubco or the Merger Subs or any of their Affiliates, except as set forth on Schedule 6.12 of the Company Disclosure Schedules.

5.8 Ownership of Pubco Stock. All shares of Pubco Stock and Pubco Warrants to be issued and delivered to Ripple as consideration pursuant to the Company Merger (the “Merger Consideration Securities”) and to the SPAC Stockholders in exchange for their SPAC Class A Shares and SPAC Warrants in accordance with this Agreement shall be, upon issuance and delivery of such shares of Pubco Stock or Pubco Warrants, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens. The issuance of such shares of Pubco Stock and Pubco Warrants pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.9 Information Supplied. None of the information supplied or to be supplied by Pubco or the Merger Subs in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco or the Merger Subs expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of Pubco or the Merger Subs makes any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Company, Ripple or any of their respective Affiliates.

5.10 Independent Investigation. Each of Pubco and the Merger Subs has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Company and SPAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company and SPAC for such purpose. Each of Pubco and the Merger Subs acknowledges and agrees that, in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, Ripple and SPAC set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the SPAC Disclosure Schedules) and in any certificate delivered to Pubco or the Merger Subs pursuant hereto, and the information provided by or on behalf of the Company, Ripple or SPAC for the Registration Statement.

5.11 No Other Representations. Except for the representations and warranties expressly made by Pubco or the Merger Subs in Article V or as expressly set forth in any Ancillary Document, none of Pubco or the Merger Subs nor any other Person on any of their behalves makes any express or implied representation or warranty with respect to any of Pubco or the Merger Subs or their respective business, operations, assets or Liabilities, or the Transactions, and Pubco and the Merger Subs each hereby expressly disclaims any other representations or warranties, whether implied or made by Pubco or the Merger Subs or any of their respective Representatives. Each of Pubco and the Merger Subs acknowledge that, except for the representations and warranties expressly made by SPAC in Article IV, the Company in Article VI and Ripple in Article VII, none of SPAC, the Company or Ripple is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information, to Pubco and the Merger Subs or any of their respective Representatives (including any opinion, information or advice that may have been or may be provided to Pubco and the Merger Subs or any of their respective Representatives by any Representative of SPAC, the Company or Ripple), including any representations or warranties regarding the probable success or profitability of the business of SPAC, the Company and Ripple. Each of Pubco and the Merger Subs specifically disclaim that they are relying upon or have relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that SPAC, the Company and Ripple have specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 5.11 nothing in this Section 5.11 shall limit SPAC’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

5.12 Advanced Funding.

(a) Pubco has delivered to SPAC true, correct and complete copies of each of the Advanced Funding Subscription Agreements entered into by Pubco with the Advanced Funding Investors named therein as of the date of this Agreement. As of the date of this Agreement, other than the Advanced Funding Subscription Agreements, there are no other agreements, side letters or arrangements between Pubco and any Advanced Funding Investor relating to any Advanced Funding Subscription Agreement that could materially and adversely affect the obligation of such Advanced Funding Investors to contribute to Pubco the applicable portion of the Advanced Funding amount set forth in the Advanced Funding Subscription Agreement of such Advanced Funding Investors. As of the date of this Agreement, assuming the due authorization, execution and delivery by each other party thereto, each Advanced Funding Subscription Agreement is in full force and effect and is a legal, valid and binding obligation of Pubco, enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, to the Knowledge of Pubco, no Advanced Funding Subscription Agreement has been withdrawn or terminated, amended or modified in writing in any respect. As of the date of this Agreement, Pubco is not and, with the giving of notice, the lapse of time or both, would not be in default under any Advanced Funding Subscription Agreements.

(b) No fees, consideration or other discounts are payable or have been agreed to by Pubco (including, from and after the Closing) to any Advanced Funding Investor in respect of the Advanced Funding, except as set forth in the Advanced Funding Subscription Agreements.

5.13 Delayed Funding.

(a) Pubco has delivered to SPAC true, correct and complete copies of each of the Delayed Funding Subscription Agreements entered into by Pubco with the Delayed Funding Investors named therein as of the date of this Agreement. As of the date of this Agreement, other than the Delayed Funding Subscription Agreements, there are no other agreements, side letters or arrangements between Pubco and any Delayed Funding Investor relating to any Delayed Funding Subscription Agreement that could materially and adversely affect the obligation of such Delayed Funding Investors to contribute to Pubco the applicable portion of the Delayed Funding amount set forth in the Delayed Funding Subscription Agreement of such Delayed Funding Investors. As of the date of this Agreement, assuming the due authorization, execution and delivery by each other party thereto, each Delayed Funding Subscription Agreement is in full force and effect and is a legal, valid and binding obligation of Pubco, enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, to the Knowledge of Pubco, no Delayed Funding Subscription Agreement has been withdrawn or terminated, amended or modified in writing in any respect. As of the date of this Agreement, Pubco is not and, with the giving of notice, the lapse of time or both, would not be in default under any Delayed Funding Subscription Agreements.

(b) No fees, consideration or other discounts are payable or have been agreed to by Pubco (including, from and after the Closing) to any Delayed Funding Investor in respect of the Delayed Funding, except as set forth in the Delayed Funding Subscription Agreements.

5.14 Employees and Benefit Plans. Each of the Pubco and the Merger Subs do not have any employees and do not have any Benefit Plan.

5.15 Ripple Affiliate Funding.

(a) Pubco has delivered to SPAC and the Company true, correct and complete copies of each of the Ripple Affiliate Subscription Agreements entered into by Pubco with the Ripple Affiliate Investors named therein as of the date of this Agreement. As of the date of this Agreement, other than the Ripple Affiliate Subscription Agreements, there are no other agreements, side letters or arrangements between Pubco and any Ripple Affiliate Investor relating to any Ripple Affiliate Subscription Agreement that could materially and adversely affect the obligation of such Ripple Affiliate Investors to contribute to Pubco the applicable portion of the investment amount set forth in the Ripple Affiliate Subscription Agreement of such Ripple Affiliate Investors. As of the date of this Agreement, assuming the due authorization, execution and delivery by each other party thereto, all of the Ripple Affiliate Subscription Agreements are in full force and effect and are legal, valid and binding obligations of Pubco, enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, to the Knowledge of Pubco, no Ripple Affiliate Subscription Agreement has been withdrawn or terminated, amended or modified in writing in any respect. As of the date of this Agreement, Pubco is not and, with the giving of notice, the lapse of time or both, would not be in default under any Ripple Affiliate Subscription Agreements.

(b) No fees, consideration or other discounts are payable or have been agreed to by Pubco (including, from and after the Closing) to any Ripple Affiliate Investor in respect of the Ripple Affiliate Funding, except as set forth in the Ripple Affiliate Subscription Agreements.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to SPAC on the date of this Agreement (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to SPAC as of the date of this Agreement and as of the Closing, as follows:

6.1 Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary for the business as currently conducted. The Company has made available to SPAC accurate and complete copies of the Organizational Documents of the Company, as currently in effect. The Company is not in violation of any provision of its Organizational Documents.

6.2 Authorization; Binding Agreement. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the managing member of the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which it is a party has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Capitalization.

(a) As of the date of this Agreement Ripple is, and as of immediately prior to the Company Merger Effective Time Ripple shall be, the sole Company Member.

(b) The Company does not have any Subsidiaries or own any equity interests in any other Person.

(c) Except as set forth in this Section 6.3 or as contemplated by this Agreement, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of the Company, (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any securities of the Company or (C) obligating the Company to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of any securities of the Company.

6.4 Governmental Approvals. No Consent of any Governmental Authority on the part of the Company is required to be obtained in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to requirements under Delaware Law or any other applicable Laws and (c) those Consents, the failure of which to obtain prior to the Closing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.5 Non-Contravention. The execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party, the consummation by the Company of the Transactions contemplated hereby and thereby, and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents, (b) subject to obtaining the Consents required from Governmental Authorities referred to in Section 6.4, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to the Company or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any the Company under, (viii) give rise to any obligation to obtain any third-party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.6 Absence of Certain Changes. Except for actions expressly contemplated by this Agreement or any Ancillary Document, since its formation, the Company has not been subject to a Material Adverse Effect.

6.7 Company Activities. Since its formation, the Company has not engaged in any business activities other than as contemplated by this Agreement, does not own, directly or indirectly, any ownership equity, profits or voting interest in any Person and has no assets or Liabilities except the assets, if any, that may be received and the Liabilities that may be incurred in connection with this Agreement and the Ancillary Documents to which the Company is a party and the Transactions. Other than this Agreement and the Ancillary Documents to which the Company is a party, the Company is not party to or bound by any Contract. The Company does not lease or own any real property or any interest in real property.

6.8 Title to Assets. As of the Closing, and subject to the consummation of the transactions contemplated by the Contribution Agreement, the Company will have all rights, title and interest in and to the XRP contributed into the Company pursuant to the Contribution Agreement, subject to any Permitted Liens.

6.9 Employees and Benefit Plans. The Company does not have any employees and does not have any Benefit Plans.

6.10 Taxes and Returns. The Company has timely filed, or caused to be timely filed, and will timely file or cause to be timely filed all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid. There are no audits, examinations, investigations, claims, assessments or other proceedings pending or threatened against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company. There are no Liens with respect to any Taxes upon any of the Company’s assets, other than Permitted Liens. The Company has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. Since formation, the Company has been properly classified as an entity disregarded as separate from Ripple or as a partnership, in each case for U.S. federal and applicable state and local income tax purposes, and no election has been made to treat the Company otherwise.

6.11 Certain Business Practices.

(a) Neither the Company, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of any Anti-Corruption Law, (iii) made any other unlawful payment or (iv) since the formation of the Company, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist it in connection with any actual or proposed transaction.

(b) The Company and each of its directors, officers and employees acting in such capacity are and, to the Knowledge of the Company, each of its agents or Representatives acting on its behalf or at its direction, is and has been since the date of the Company’s formation in compliance with AML Laws.

(c) None of the Company or any of its directors, officers or employees, or, to the Knowledge of the Company, any other agents or Representative acting on behalf or at its direction is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any Sanctions, and the Company has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by any such Governmental Authority or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any Sanctions in the last five fiscal years.

(d) Except as would not, individually or in the aggregate, be material and adverse to the Company: (i) the Company has not conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, AML Law or Sanctions; (ii) none of the Company or any of its directors, officers or employees acting in such capacity and, to the Knowledge of the Company, any of its agents acting on its behalf or Representatives acting at its direction has (A) received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, AML Law or Sanctions or (B) has knowledge of a pending investigation into actual or potential noncompliance with any applicable Anti-Corruption Law, AML Law or Sanctions; and (iii) the Company (A) maintains an adequate system of internal controls reasonably designed to ensure compliance with the Anti-Corruption Laws and Sanctions and prevent and detect violations of the Anti-Corruption Laws, AML Laws and Sanctions, (B) has implemented and have at all times maintained an operational and effective anti-corruption compliance program that includes, at a minimum, policies, procedures and training intended to detect, prevent and deter violations of applicable Anti-Corruption Laws, AML Laws and Sanctions and (C) has at all times made and maintained accurate books and records in compliance with all applicable Anti-Corruption Laws and AML Laws.

6.12 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Company or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Affiliates.

6.13 Information Supplied. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, Ripple, the Merger Subs, Pubco or any of their respective Affiliates.

6.14 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of SPAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of SPAC for such purpose. The Company acknowledges and agrees that in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of SPAC set forth in this Agreement (including the related portions of the SPAC Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of SPAC for the Registration Statement.

6.15 No Other Representations. Except for the representations and warranties expressly made by the Company in Article VI (as modified by the Company Disclosure Schedules) or as expressly set forth in any Ancillary Document, neither the Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to the Company or its business, operations, assets or Liabilities, or the Transactions, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by the Company or any of its Representatives. The Company acknowledges that, except for the representations and warranties expressly made by SPAC in Article IV, Pubco and the Merger Subs in Article V and Ripple in Article VII, none of SPAC, Pubco, the Merger Subs or Ripple is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to the Company (including any opinion, information, projection or advice that may have been or may be provided to the Company or its Representatives by any Representative of SPAC, Pubco, the Merger Subs or Ripple), including any representations or warranties regarding the probable success or profitability of the businesses of SPAC, Pubco, the Merger Subs or Ripple. The Company specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that SPAC, Pubco, the Merger Subs and Ripple have specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 6.15, nothing in this Section 6.15 shall limit SPAC’s remedies with respect to Fraud Claims in connection with, or arising out of, this Agreement, the Ancillary Documents or the Transactions.

6.16 Ripple Affiliate Funding.

(a) The Company has delivered to SPAC and Pubco true, correct and complete copies of each of the Ripple Affiliate Subscription Agreements entered into by the Company with the Ripple Affiliate Investors named therein as of the date of this Agreement. As of the date of this Agreement, other than the Ripple Affiliate Subscription Agreements, there are no other agreements, side letters or arrangements between the Company and any Ripple Affiliate Investor relating to any Ripple Affiliate Subscription Agreement that could materially and adversely affect the obligation of such Ripple Affiliate Investors to contribute to the Company the applicable portion of the investment amount set forth in the Ripple Affiliate Subscription Agreement of such Ripple Affiliate Investors. As of the date of this Agreement, assuming the due authorization, execution and delivery by each other party thereto, all of the Ripple Affiliate Subscription Agreements are in full force and effect and are legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, to the Knowledge of the Company, no Ripple Affiliate Subscription Agreement has been withdrawn or terminated, amended or modified in writing in any respect. As of the date of this Agreement, the Company is not and, with the giving of notice, the lapse of time or both, would not be in default under any Ripple Affiliate Subscription Agreements.

(b) No fees, consideration or other discounts are payable or have been agreed to by the Company (including, from and after the Closing) to any Ripple Affiliate Investor in respect of the Ripple Affiliate Subscription, except as set forth in the Ripple Affiliate Subscription Agreements.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF RIPPLE

Except as set forth in the Company Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, with respect to each representation and warranty in this Article VII, Ripple hereby represents and warrants to SPAC, Pubco, the Merger Subs and the Company, as of the date of this Agreement and as of the Closing, as follows:

7.1 Organization and Standing. Ripple is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now being conducted.

7.2 Authorization; Binding Agreement. Ripple has all requisite corporate power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform Ripple’s obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Ripple is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by Ripple and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Ripple, enforceable against Ripple in accordance with its terms, subject to the Enforceability Exceptions.

7.3 Government Approvals. No Consent of any Governmental Authority on the part of Ripple is required in connection with the execution, delivery or performance by Ripple of this Agreement or any Ancillary Documents or the consummation by Ripple of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions and (c) applicable requirements, if any, of the Securities Act, the Exchange Act or other applicable securities Laws.

7.4 Non-Contravention. The execution and delivery by Ripple of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by Ripple of the Transactions contemplated hereby and thereby, and compliance by Ripple with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of Ripple’s Organizational Documents, (b) conflict with or violate any Law applicable to Ripple or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Ripple under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Ripple under, (viii) give rise to any obligation to obtain any third-party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which Ripple is a party or its properties or assets are bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of Ripple to consummate the Transactions.

7.5 No Litigation. There is no Action pending or, to the Knowledge of Ripple, threatened, nor any Order is outstanding, against or involving Ripple, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of Ripple to consummate the Transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which Ripple is or is required to be a party.

7.6 Investment Representations. Ripple: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Merger Consideration Securities for itself for investment purposes only, and not with a view towards any resale or distribution of such Merger Consideration Securities; (c) has been advised and understands that the Merger Consideration Securities (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable U.S. state securities Laws, (ii) has not been and at Closing shall not be, registered under the Securities Act or any applicable U.S. state securities Laws and, therefore, must be held indefinitely and cannot be resold unless and until such Merger Consideration Securities are registered under the Securities Act and all applicable U.S. state securities Laws, unless exemptions from registration are available; and (iii) may be subject to additional restrictions on transfer pursuant to Ripple’s Lock-Up Agreement (if applicable); (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) (other than the Company Units held by Ripple) acknowledges that, except as set forth in the Amended and Restated Registration Rights Agreement, Pubco is under no obligation hereunder to register the Merger Consideration Securities under the Securities Act. Ripple does not have any Contract with any Person to sell, transfer or grant participations to such Person, or to any third Person, with respect to the Merger Consideration Securities. By reason of Ripple’s business or financial experience, Ripple is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Ripple has carefully read and understands all materials provided by or on behalf of SPAC or its Representatives to Ripple or Ripple’s Representatives pertaining to an investment in Pubco and has consulted, as Ripple has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for Ripple. Ripple acknowledges that the Merger Consideration Securities are subject to dilution for events not under the control of Ripple. Ripple has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, Tax, financial and other consequences of this Agreement and the Transactions contemplated hereby and the suitability of this Agreement and the Transactions contemplated hereby for Ripple and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Pubco or SPAC or their respective Representatives. Ripple: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with Ripple’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and any Ancillary Documents to which Ripple is or will be required to be a party and has executed this Agreement and such Ancillary Documents free from coercion, duress or undue influence.

7.7 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Merger Subs, the Company or any of their respective Affiliates in connection with the Transactions contemplated hereby directly based upon arrangements made by Ripple or any of its Affiliates, except as set forth on Schedule 6.12 of the Company Disclosure Schedules.

7.8 Information Supplied. None of the information supplied or to be supplied by Ripple in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Ripple in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Ripple makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Merger Subs, Pubco or any of their respective Affiliates.

7.9 Tax Matters. Ripple does not have Knowledge of any facts or circumstances that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

7.10 No Other Representations. Except for the representations and warranties expressly made by Ripple in this Article VII (as modified by the Company Disclosure Schedules) or as expressly set forth in any Ancillary Document, none of Ripple or any other Person on Ripple’s behalf makes any express or implied representation or warranty with respect to Ripple or any of Ripple’s business, operations, assets or Liabilities, or the Transactions, and Ripple hereby expressly disclaims any other representations or warranties, whether implied or made by Ripple or any of its Representatives. The Parties hereto (other than Ripple) acknowledge that, except for the representations and warranties expressly made by Ripple in this Article VII, none of Ripple is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to any other Party (including any opinion, information, projection or advice that may have been or may be provided to any other Party or any Representatives thereof), including any representations or warranties regarding the probable success or profitability of the businesses of SPAC, Pubco, the Merger Subs or Ripple. Each Party, other than Ripple, specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that Ripple has specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 7.10, nothing in this Section 7.10 shall limit SPAC’s remedies with respect to Fraud Claims in connection with, or arising out of, this Agreement, the Ancillary Documents or the Transactions.

ARTICLE VIII

COVENANTS

8.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the Closing (the “Interim Period”), subject to Section 8.14, each of the Company, Pubco and the Merger Subs shall give, and shall cause its Representatives to give, SPAC and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to Pubco, the Company or the Merger Subs, as SPAC or its Representatives may reasonably request regarding Pubco, the Company or the Merger Subs and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of the Representatives of the Company, Pubco and the Merger Subs to reasonably cooperate with SPAC and its Representatives in their investigation; provided, however, that SPAC and its Representatives, in each case, shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Pubco, the Company or the Merger Subs.

(b) During the Interim Period, subject to Section 8.14, SPAC shall give, and shall cause its Representatives to give, Ripple, the Company and Pubco and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to SPAC, as Ripple, the Company or Pubco or their respective Representatives may reasonably request regarding SPAC and its businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of its Representatives to reasonably cooperate with Ripple, the Company and Pubco and their respective Representatives in their investigation; provided, however, that Ripple, the Company and Pubco and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of SPAC.

8.2 Conduct of Business of the Company, Pubco and the Merger Subs.

(a) Unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document or as set forth on Schedule 8.2(a) of the Company Disclosure Schedules, or as required by the Transactions or applicable Law, Pubco, the Merger Subs and the Company shall use its reasonable best efforts to each (i) only engage in activities relating to the initial organization and commencement of their respective operations, including (in the case of the Company) receiving the Contribution and holding or acquiring XRP, (ii) comply in all material respects with all Laws applicable to them and their respective businesses and assets and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, and to preserve the possession, control and condition of their respective material assets.

(b) Without limiting the generality of Section 8.2(a) and except as expressly contemplated, permitted or required by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 8.2(b) of the Company Disclosure Schedules, or as required in connection with the Transactions or by applicable Law, during the Interim Period, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company, Pubco or the Merger Subs shall:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) form any Subsidiary;

(iii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities unless pursuant to an Additional Permitted Financing; provided, that nothing herein shall limit the Company’s ability to promise to grant equity incentive awards under the Equity Plan to employees or other individual service providers of the Company and any Subsidiaries from and after the Closing, provided, further, that the number of shares of Pubco Class A Common Stock covered by such promised equity incentive awards may not exceed the number of shares of Pubco Class A Common Stock initially reserved for issuance under the Equity Plan pursuant to Section 8.26(a);

(iv) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(v) make or rescind any material election relating to Taxes, settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures in each case except as required by applicable Law or in compliance with GAAP;

(vi) incur, create, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money in excess of $250,000 individually or $500,000 in the aggregate, in each case, subject to Section 8.2(b)(ix), other than pursuant to any Contract with Ripple or any of its Affiliates;

(vii) sell, lease, license (other than non-exclusive licenses granted in the ordinary course of business), transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(viii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(ix) enter into, materially amend, waive any material term of or terminate (other than terminations in accordance with their terms) any material transaction with Ripple or any of its Affiliates, other than: (A) offer compensation and benefits and advancement of expenses to any Person that is an Affiliate of Ripple, (B) any such action that is on commercially reasonable terms and was negotiated on an arms’-length basis or (C) any such action which does not adversely impact SPAC (or would be expected to adversely impact the Company Surviving Subsidiary and the SPAC Surviving Subsidiary) in any material respect;

(x) amend, waive (other than a waiver of any condition to closing set forth in Article 6 therein) or terminate (other than in accordance with its terms) the Contribution Agreement;

(xi) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xii) pay cash compensation to employees or other individual service providers of Pubco, the Company or the Merger Subs in excess of $10,000,000 in the aggregate; or

(xiii) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 8.2(a) and 8.2(b), without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), (i) the Company shall not issue any Company Units (other than pursuant to this Agreement or an Ancillary Document) and (ii) no Company Member shall sell, transfer or dispose of any Company Unit owned by such Company Member.

8.3 Conduct of Business of SPAC.

(a) Unless Pubco shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document or as set forth on Schedule 8.3 of the SPAC Disclosure Schedules, or as required in connection with the Transactions or applicable Law, SPAC shall use its reasonable best efforts to (i) conduct its business, in all material respects, in the ordinary course of business, (ii) comply with all Laws applicable to it and its business, assets and employees and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organizations.

(b) Without limiting the generality of Section 8.3(a) and except as expressly contemplated, permitted or required by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 8.3 of the SPAC Disclosure Schedules, or as required by the Transactions, including the SPAC Domestication, or applicable Law, during the Interim Period, without the prior written consent of Pubco (such consent not to be unreasonably withheld, conditioned or delayed), SPAC shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, subdivide, combine, consolidate, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay, repay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), fees or expenses in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided that this Section 8.3(b)(iv) shall not prevent SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and SPAC Expenses);

(v) make or rescind any material election relating to Taxes, settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its Tax accounting or Tax policies or procedures, in each case except as required by applicable Law, or make any material change in its accounting policies, except as required to comply with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement;

(vii) amend or otherwise modify, terminate, waive or assign or delegate (as applicable) any right or obligation under any SPAC Material Contract (other than amendments or other modifications, terminations, waivers, assignments or delegations of or with respect to Contracts with Related Persons otherwise governed by Section 8.3(b)(viii)) or enter into any new Contract that would be a SPAC Material Contract;

(viii) unless otherwise required by the express terms of the Sponsor Support Agreement, enter into, renew, amend, waive or terminate (other than terminations in accordance with their terms) any Contracts, arrangements or transactions with any Related Person, including any Ancillary Document to which SPAC or any Related Person is a party;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting SPAC’s outside auditors;

(xii) waive, release, assign, settle or compromise any Action (including any Action relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC) not in excess of $250,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the SPAC Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, company, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the SPAC Domestication and/or the SPAC Merger);

(xv) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate (excluding the incurrence of any SPAC Expenses) other than pursuant to the terms of a Contract (A) in existence as of the date of this Agreement and disclosed to Ripple (including in the SEC Reports) or (B) entered into in the ordinary course of business or in accordance with the terms of this Section 8.3 during the Interim Period;

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xviii) authorize or agree to do any of the foregoing actions.

8.4 Annual and Interim Financial Statements.

(a) As promptly as practicable after the date of this Agreement but in no event later than sixty days after the date of this Agreement, the Company shall deliver to SPAC and Ripple, the audited or reviewed financial statements of the Company and Pubco (including, in each case, any related notes thereto), that are required for the initial filing of the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder. Such financial statements shall fairly present the financial position and results of operations of the Company and Pubco, as applicable, as of the dates or for the periods indicated, in accordance with GAAP. The financial statements, if required to be audited, shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.

(b) During the Interim Period, as soon as reasonably practicable following the end of each three-month quarterly period of each fiscal year (other than the last three-month period), and in any event no later than forty-five days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Company and Pubco shall deliver to SPAC and Ripple the unaudited consolidated financial statements of the Company and Pubco, as applicable, consisting of the consolidated balance sheet of the Company and Pubco, as applicable as of the end of such three-month period (and most recent year end), and the related unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the year to date period of such fiscal year for such fiscal quarter (subject to normal and recurring year-end adjustments and the absence of footnotes).

(c) During the Interim Period, as soon as reasonably practicable following the end of each fiscal year, and in any event no later than ninety days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Company and Pubco shall deliver to SPAC and Ripple the audited consolidated financial statements of the Company and Pubco, consisting of the consolidated audited balance sheet of the Company or Pubco, as applicable, as of the end of such fiscal year (and prior fiscal year), and the related audited consolidated income statement, changes in shareholder equity and statement of cash flows for the fiscal year then ended (and prior two fiscal years or such shorter period as the Company has been in existence). Such audited financial statements shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor and shall fairly present the financial position and results of operations of the Company and Pubco, as applicable, as of the dates and for the periods indicated, in accordance with GAAP.

8.5 SPAC Public Filings. During the Interim Period, SPAC will keep current and timely file all of the public filings required to be filed by it with the SEC under the Exchange Act and the Securities Act and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the SPAC Units, SPAC Class A Shares and SPAC Public Warrants on Nasdaq; provided that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the shares of Pubco Class A Common Stock and Pubco Warrants.

8.6 Exclusivity.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, Pubco, the Merger Subs, Ripple and their respective Affiliates, a transaction (other than the Transactions contemplated by this Agreement and any Ancillary Document) concerning the sale of all or substantially all of the business or assets of Pubco and its Subsidiaries, taken as a whole, whether such transaction takes the form of a sale of the shares or other equity interests in Pubco or the Company, assets, merger, consolidation, issuance of debt securities, joint venture or partnership, or otherwise, and (B) with respect to SPAC and its Affiliates, a transaction (other than the Transactions contemplated by this Agreement) concerning a Business Combination of, by or involving SPAC.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of Pubco and SPAC, directly or indirectly, (i) solicit, knowingly assist, initiate, continue or knowingly facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that is intended or could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 24 hours) orally and in writing of the receipt by such Party or any of its Representatives (or with respect to the Company, Pubco) of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting, or that could reasonably be expected to result in, any Acquisition Proposal and (ii) any request for non-public information relating to such Party or its Affiliates (or with respect to Ripple, Pubco), specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, subject to applicable confidentiality restrictions. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal. Notwithstanding anything to the contrary, any Party may respond to any unsolicited proposal regarding an Acquisition Proposal by stating only that such Party has entered into a binding definitive agreement with respect to a business combination and is unable to provide any information related to such Party or any of its Subsidiaries or entertain any proposals or offers or engage in any negotiations or discussions concerning such Acquisition Proposal.

8.7 No Trading. Each of the Company, Pubco, the Merger Subs and Ripple acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Pubco, the Merger Subs and Ripple each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC (other than pursuant to the Transactions), communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8.8 Section 754 Election. To the extent the Company is a partnership for U.S. federal income tax purposes immediately after the Closing, the Company shall have an effective election under Section 754 of the Code in effect for the taxable year that includes the Closing Date.

8.9 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect to the extent such failure would result in the failure of a closing condition to be satisfied; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority or Nasdaq) alleging (i) that the Consent of such third party is or may be required in connection with the Transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority or Nasdaq in connection with the Transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article IX not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. Any Party’s good faith failure to comply with this Section 8.9 shall not be deemed to be a breach hereunder.

8.10 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions contemplated by this Agreement (including the receipt of all applicable Consents of, or termination of all applicable waiting periods by, Governmental Authorities) and to comply as promptly as practicable with all requirements or conditions of Governmental Authorities applicable to the Transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 8.10(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party agrees to make any required filing or application under Antitrust Laws, as applicable, with respect to the Transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws where applicable. The Parties agree to use their reasonable best efforts to make all required filings under Antitrust Laws no later than thirty Business Days after the date hereof. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions contemplated hereby, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities requests for approval of the Transactions contemplated by this Agreement and shall use all reasonable best efforts to have such Governmental Authorities approve the Transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or, with respect to the Company, Ripple) receives any notice from such Governmental Authorities in connection with the Transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby, the Parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions contemplated by this Agreement and the Ancillary

Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each of SPAC, Pubco, the Company and the Merger Subs and their respective Affiliates shall use its reasonable best efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the Transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the Transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

(e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 8.10 or any other provision of this Agreement shall require Ripple or any of its Affiliates to take or agree to take, or to refrain from taking, any action contemplated by this Section 8.10, other than with respect to its ownership of any of Pubco, the Company or the Merger Subs; provided, however, that nothing in this Section 8.10(e) shall qualify or limit in any respect the obligations of Ripple to (and to cause its Affiliates to) make any necessary filings with or submissions to, or supply information or documentation to, or engage in communications with, Governmental Authorities as otherwise required by Sections 8.10(b) or 8.10(c).

8.11 Further Assurances. The Parties shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions contemplated by this Agreement as soon as reasonably practicable, including (a) executing and delivering any additional instruments and documents reasonably necessary, (b) obtaining all reasonably necessary internal approvals and (c) preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

8.12 The Registration Statement.

(a) Following the date of this Agreement, Pubco shall prepare with the reasonable assistance of SPAC and the other Parties and, as promptly as practicable after completion of the Company’s audited financial statements described in Section 8.4(a), file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein as a prospectus, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of Pubco Stock to be issued under this Agreement, which Registration Statement will also contain a notice of meeting and proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of calling the Extraordinary General Meeting and soliciting proxies from SPAC’s shareholders for the matters to be acted upon and/or approved at the Extraordinary General Meeting and providing eligible Public Shareholders an opportunity in accordance with the SPAC Memorandum and Articles and the IPO Prospectus to have their SPAC Class A Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the SPAC Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC’s shareholders to vote, at an extraordinary general meeting of SPAC’s shareholders to be called and held for such purpose (including any postponement or adjournment thereof, the “Extraordinary General Meeting”), in favor of resolutions approving (i) as an

Ordinary Resolution (as defined in and passed in accordance with the SPAC Memorandum and Articles) (an “Ordinary Resolution”), the adoption and approval of this Agreement and the Transactions as a Business Combination, (ii) as a Special Resolution (as defined in and passed in accordance with the SPAC Memorandum and Articles) (a “Special Resolution”), the approval of the SPAC Merger and authorization of SPAC’s entry into the SPAC Plan of Merger, (iii) as a Special Resolution, the SPAC Domestication, the Plan of Domestication and the SPAC Certificate of Incorporation and (iv) as an Ordinary Resolution (or if required by applicable Law or the SPAC Memorandum and Articles, as a Special Resolution) the adoption and approval of such other matters as the Company, Pubco and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (iv), collectively, the “SPAC Shareholder Approval Matters”), and (v) as an Ordinary Resolution, the adjournment of the Extraordinary General Meeting, if necessary or desirable in the reasonable determination of SPAC, in each case in accordance with the SPAC Memorandum and Articles, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq. If, on the date for which the Extraordinary General Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, SPAC may make no more than three successive postponements or adjournments of the Extraordinary General Meeting (for a period of up to ten Business Days each) only in accordance with Section 8.12(e). In connection with the Registration Statement, SPAC and Pubco will file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the SPAC Memorandum and Articles, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq. SPAC and Pubco shall cooperate and provide Ripple (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company and Ripple shall provide SPAC and Pubco with such information concerning the Company, Ripple and their respective shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be reasonably required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company and Ripple shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) SPAC and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the SPAC Memorandum and Articles, the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Extraordinary General Meeting and the Redemption. Each of SPAC, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, SPAC and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to SPAC’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the SPAC Memorandum and Articles; provided that Pubco shall not amend or supplement the Registration Statement without the prior written consent of SPAC, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) SPAC and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and its staff and become effective.

SPAC and Pubco shall provide Ripple with copies of any written comments, and shall inform Ripple of any material oral comments, that SPAC, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Extraordinary General Meeting and the Redemption promptly after the receipt of such comments and shall give Ripple and its Representatives a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, including to the extent possible, participation by Ripple or its counsel in discussions with the SEC or its staff.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC or its staff and becoming effective, SPAC shall set a record date for the Extraordinary General Meeting and distribute the Registration Statement to SPAC’s shareholders and, pursuant thereto, shall call and convene the Extraordinary General Meeting for a date that is mutually acceptable to Pubco and SPAC and that complies with the SPAC Memorandum and Articles. SPAC shall, through the SPAC Board, subject to Section 8.12(d)(ii) recommend to SPAC’s shareholders the approval of the SPAC Shareholder Approval Matters and include such recommendation in the Proxy Statement, with such changes as may be mutually agreed by the Parties.

(i) Subject to Section 8.12(d)(ii), the SPAC Board shall not change, withdraw, withhold, qualify or modify its recommendation to SPAC’s shareholders that they vote in favor of the SPAC Shareholder Approval Matters (a “Modification in Recommendation”).

(ii) Notwithstanding anything to the contrary contained in this Agreement, the SPAC Board may, at any time prior to, but not after, obtaining the Required Shareholder Approval, make a Modification in Recommendation in response to an Intervening Event (an “Intervening Event Change in Recommendation”) if the SPAC Board determines in good faith, based on the advice of its outside legal counsel, that the failure to take such action would be a breach of the fiduciary duties of the SPAC Board under applicable Law; provided that: (A) Ripple shall have received written notice from SPAC of SPAC’s intention to make an Intervening Event Change in Recommendation at least five (5) Business Days prior to the taking of such action by SPAC (the “Intervening Event Notice Period”), which notice shall specify the applicable Intervening Event in reasonable detail (including the facts and circumstances providing the basis for the determination by the SPAC Board to effect such Intervening Event Change in Recommendation), (B) during the Intervening Event Notice Period and prior to making an Intervening Event Change in Recommendation, if requested by the Company, SPAC and its Representatives shall have negotiated in good faith with the Company and its Representatives regarding any revisions or adjustments proposed by the Company to the terms and conditions of this Agreement as would enable the SPAC Board to proceed with its recommendation in favor of the SPAC Shareholder Approval Matters and not make such Intervening Event Change in Recommendation, (C) SPAC and its Representatives shall have provided to the Company and its Representatives all applicable information with respect to such Intervening Event reasonably requested by the Company to permit the Company to propose revisions to the terms of this Agreement and (D) if the Company requested negotiations in accordance with the foregoing sub-clause (B), the SPAC Board may make an Intervening Event Change in Recommendation only if the SPAC Board, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement that the Company shall have, prior to the Intervening Event Notice Period, offered in writing in a manner that would form a binding contract if accepted by SPAC (and the other applicable Parties), continues to determine in good faith, based on the advice of outside counsel, that failure to make an Intervening Event Change in Recommendation would be a breach of the fiduciary duties of the SPAC Board under applicable Law. An “Intervening Event” shall mean any material and negative event after the date of this Agreement that (i) was not known and was not reasonably foreseeable to the SPAC Board as of the date of this Agreement (or the consequences or magnitude of which were not reasonably foreseeable to the SPAC Board as of the date of this Agreement), which becomes known to the SPAC Board prior to the Extraordinary General Meeting, and (ii) does not relate to and excludes, whether alone or in combination, (A) any Acquisition Proposal or Alternative Transaction (in each case, solely with respect to SPAC), (B) the Transactions or this Agreement or any Ancillary Document (or any actions taken pursuant to this Agreement or any Ancillary Document, including obtaining all Consents required to be obtained from any Governmental Authority or any other Person), (C) any change in the price or trading volume of SPAC Class A Ordinary Shares, (D) any Action filed or threatened against SPAC or any member of the SPAC Board arising out of or related to the Transactions by any Person and (E) any change, event, circumstance, occurrence, effect, development or state of facts that is excluded in determining whether a Material Adverse Effect with respect to the Company has occurred or would reasonably be expected to occur pursuant to clauses (i), (ii), (iii) and (iv) of the definition thereof. For the avoidance of doubt, (x) an Intervening Event Change in Recommendation shall constitute a Modification in Recommendation and (y) in the event that the SPAC Board does not make an Intervening Event Change in Recommendation, the SPAC Board, in furtherance of its fiduciary duties, shall still be permitted to advise SPAC Shareholders of their right to redeem in the Redemption.

(iii) Notwithstanding anything to the contrary contained in this Agreement, during an Intervening Event Notice Period, the obligations of SPAC and/or the SPAC Board to make filings with the SEC with respect to the proposals contemplated herein, to give notice for or to convene a meeting, or to make a recommendation, shall be tolled to the extent reasonably necessary until such time as SPAC has filed an update to the Registration Statement with the SEC (which SPAC shall file as promptly as practicable after the Intervening Event Change in Recommendation), and in the event a filing and/or notice for a meeting was made prior to the Intervening Event Notice Period, SPAC shall be permitted to postpone or adjourn such meeting and to amend such filing as necessary in order to provide sufficient time for the SPAC Shareholders to consider any revised recommendation.

(iv) To the fullest extent permitted by applicable Law, (x) SPAC’s obligations to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting shall not be affected by any Modification in Recommendation, (y) SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting and submit the SPAC Shareholder Approval Matters for approval by the SPAC Shareholders and (z) SPAC agrees that if the Required Shareholder Approval shall not have been obtained at any such Extraordinary General Meeting, then SPAC shall promptly continue to take all such reasonably necessary actions, including the actions required by this Section 8.12, and hold additional Extraordinary General Meetings in order to obtain the Required Shareholder Approval.

(e) SPAC shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the SPAC Memorandum and Articles and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the setting of the record date for, and the calling and holding of, the Extraordinary General Meeting and the Redemption.

8.13 Public Announcements.

(a) The Parties agree that during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC and Pubco, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance; provided that nothing shall prevent the Parties from issuing any press releases or making any public announcements about the Transactions containing information that has already been made public by the Parties.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, SPAC shall file a Current Report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which Ripple shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with Ripple reviewing, commenting upon and approving such Signing Filing in any event no later than the third Business Day after the execution of this Agreement); provided that SPAC provides Ripple with a reasonable period of time to complete such review, comment and approval prior thereto. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a Current Report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which Sponsor and Ripple shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party or any Governmental Authority in connection with the Transactions contemplated hereby. Furthermore, nothing contained in this Section 8.13 shall prevent SPAC, Pubco, the Company or Ripple from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Parties in accordance with this Section 8.13.

8.14 Confidential Information.

(a) The Parties (other than SPAC) hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article X, they shall, and shall cause their respective Representatives to, treat and hold in strict confidence any SPAC Confidential Information pursuant to the terms of the MNDA, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without SPAC’s prior written consent or as permitted under the MNDA.

(b) SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article X, it shall, and shall cause its Representatives to, treat and hold in strict confidence any Company Confidential Information pursuant to the terms of the MNDA, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without Pubco’s prior written consent or as permitted under the MNDA.

8.15 Post-Closing Pubco Board of Directors and Officers.

(a) The Parties shall take all necessary action so that, effective as of the Closing, (i) Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of (x) one director designated by SPAC that is reasonably acceptable to Pubco and (y) the persons listed in Schedule 8.15(a) of the Company Disclosure Schedules under the heading “Directors” or such other persons as are designated by Ripple, at least two of whom shall be required to qualify as an independent director under Nasdaq rules, and (ii) the persons listed in Schedule 8.15(a) of the Company Disclosure Schedules under the heading “Officers” or such other persons as are designated by Ripple (the “Post-Closing Pubco Officers”), are elected or appointed, as applicable, to such positions of officers of Pubco, to serve in such positions, in each case until successors are duly appointed and qualified in accordance with the Pubco A&R Organizational Documents and applicable Law.

(b) At the Closing, Pubco will provide each member of the Post-Closing Pubco Board and each Post-Closing Pubco Officer with a customary indemnification agreement.

8.16 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of SPAC, the Company, Pubco or the Merger Subs (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and SPAC, the Company, Pubco or the Merger Subs, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. Pubco further agrees that it shall uphold all rights and obligations contained in the indemnification agreements of the former director and officers of SPAC. For a period of six years after the Company Merger Effective Time, Pubco shall cause the Organizational Documents of Pubco, the Company Surviving Subsidiary and the SPAC Surviving Subsidiary to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of SPAC, the Company, Pubco and the Merger Subs, to the extent permitted by applicable Law. In addition, from and after the Closing, Pubco shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each of the D&O Indemnified Persons from, against and in respect of any and all costs, expenses (including reasonable expenses of investigation and court costs and attorneys’ fees and expenses), judgments, fines, losses, penalties, claims, amounts paid in settlement, damages or Liabilities paid, suffered, incurred by, or imposed upon any such D&O Indemnified Person that are based upon, arise out of, result from, or are in connection with, in whole or in part, directly or indirectly any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) any action or omission in such D&O Indemnified Person’s capacity as a director or officer of SPAC, the Company, Pubco or the Merger Subs, occurring or alleged to have occurred at or prior to the Company Merger Effective Time, whether asserted or claimed prior to, at or after the Company Merger Effective Time, provided, that, Pubco shall only be responsible for such amounts and liabilities from and after the Company Merger Effective Time and (ii) any shareholder Action relating to the SPAC Board’s failure to make a Modification in Recommendation. The provisions of this Section 8.16(a) shall survive the Closing indefinitely and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives. The provisions of this Section 8.16(a) shall be binding, jointly and severally, on Pubco and all its successors and assigns. In the event that Pubco or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Pubco shall ensure that proper provision shall be made so that the successors and assigns of Pubco shall succeed to the obligations set forth in this Section 8.16(a).

(b) Prior to the SPAC Merger Effective Time, SPAC shall obtain and Pubco shall fully pay the premium for a “tail” insurance policy under SPAC’s existing insurance policy for the benefit of SPAC’s directors and officers and the Sponsor (to the extent covered under SPAC’s existing insurance policy) that provides coverage for up to a six-year period from and after the SPAC Merger Effective Time for events occurring prior to the SPAC Merger Effective Time (the “D&O Tail Insurance”), on terms substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing coverage (or, if substantially equivalent insurance coverage is unavailable, the best available coverage), except that in no event shall Pubco be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium currently payable by SPAC with respect to such current policy; provided that if the annual premium of such insurance coverage exceeds such amount, SPAC shall be obligated to obtain a “tail” insurance policy with the greatest coverage available for a cost not exceeding such amount from insurance carriers with the same or better credit rating as SPAC’s current insurance provider; provided further that if Pubco can obtain a “tail” insurance policy on superior terms or on equivalent terms, but at a lower price, as compared to any such policy that may be procured by SPAC, then Pubco may obtain such policy effective as of the SPAC Merger Effective Time, in which case SPAC shall not obtain any such policy. Pubco and its Subsidiaries shall, for a period of six years after the SPAC Merger Effective Time, maintain the D&O Tail Insurance in effect and shall continue to honor the obligations thereunder and timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance after the Closing.

8.17 Use of Proceeds.

(a) Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC shall (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) cause the Trustee to, and the Trustee shall thereupon be obligated to, (x) pay as and when due all amounts payable to former SPAC shareholders pursuant to the Redemption and (y) pay all remaining amounts, less the fees and costs incurred by the Trustee in accordance with the Trust Agreement, then available in the Trust Account in accordance with Section 8.17(b).

(b) The Parties agree that, at the Closing, upon satisfaction or waiver of the conditions set forth in Article IX, the funds in the Trust Account (after taking into account payments for the Redemption) and the net cash proceeds of the Advanced Funding and the Delayed Funding shall be used to pay or reimburse (i) the Expenses pursuant to and in accordance with Section 12.5 and (ii) any premiums for the D&O Tail Insurance. Any remaining cash in the Trust Account and the net cash proceeds of the Advanced Funding and the Delayed Funding shall be disbursed to the Company or Pubco for use in Pubco’s operation of its business after the Closing Date, including working capital, holding or acquiring XRP and general corporate purposes.

8.18 Listing Cooperation. Each Party shall reasonably cooperate with Pubco to cause the shares of Pubco Class A Common Stock and Pubco Warrants to be issued in connection with the Mergers to be approved for listing on Nasdaq as of the Closing Date.

8.19 Contribution. Ripple and the Company shall complete the Contribution on the terms and subject to the conditions set forth in the Contribution Agreement and shall use their reasonable best efforts to complete the Contribution within four Business Days of the date hereof. The Company shall not amend or waive any of its rights under the Contribution Agreement without the written consent of SPAC.

8.20 Delisting and Deregistration. The Parties shall take all actions necessary to cause the SPAC Units, SPAC Class A Shares and SPAC Public Warrants to be delisted from Nasdaq as of the Closing Date and to terminate the SPAC’s registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act as soon as possible following the Closing Date.

8.21 Pubco A&R Organizational Documents. At or prior to the Closing, Pubco shall amend and restate the Pubco Organizational Documents (the “Pubco A&R Organizational Documents”) so that the articles of incorporation of Pubco are substantially in the form attached hereto as Exhibit O (the “Form of Articles of Incorporation of Pubco”) and the bylaws of Pubco are on such terms that are satisfactory to the Company and SPAC, each acting reasonably.

8.22 Amendment and Restatement of Sponsor Registration Rights Agreement. SPAC, Pubco and Ripple shall amend and restate the Sponsor Registration Rights Agreement, effective as of the Closing, substantially in the form of the Amended and Restated Registration Rights Agreement.

8.23 XRP Investments. SPAC, Pubco and the Company shall use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by the XRP Subscription Agreements on the terms and conditions described therein, including maintaining in effect the XRP Subscription Agreements, and exercising its right to specifically enforce the XRP Subscription Agreements pursuant to the terms thereof.

8.24 Additional Permitted Financings.

(a) SPAC, the Company and Pubco shall be permitted to negotiate and enter into Additional Permitted Financings. Notwithstanding the foregoing, it is hereby understood and agreed that the decision to negotiate any Additional Permitted Financing from any potential alternative sources of financing and the terms of any such Additional Permitted Financing and the instruments governing such Additional Permitted Financings shall be subject to the prior written consent of each of SPAC, Pubco and the Company (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), and none of the foregoing actions shall be taken, and no Additional Permitted Financings shall be entered into, without such prior written consent.

(b) To the extent that any Additional Permitted Financings shall have been expressly consented to by SPAC, Pubco and the Company and entered into in accordance with the terms of Section 8.24(a):

(i) as of the date of entering into such Additional Permitted Financings, the Parties that are party to such Additional Permitted Financings will deliver to the other Parties to this Agreement true, correct and complete copies of each of the fully executed instruments governing such Additional Permitted Financings; and

(ii) no Party shall enter into any side letters or Contracts related to the provision or funding, as applicable, of the purchases contemplated by the instruments governing such Additional Permitted Financings or the Transactions other than as expressly set forth in this Agreement, the instruments governing such Additional Permitted Financings or any other agreement entered into (or to be entered into) in connection with the Transactions with the prior written consent of SPAC, Pubco and the Company.

8.25 Purchased XRP.

(a) Within ten Business Days after the funding of the Advanced Funding, Pubco shall use its reasonable best efforts to purchase, or cause to be purchased, a number of XRP (the “Purchased XRP”) equal to the gross cash proceeds from the Advanced Funding minus any and all reasonable and customary fees, commissions, or other charges (including network gas fees and exchange trading fees) incurred by Pubco or its designated agent in connection with the purchase of XRP on an arms’ length basis through a recognized digital asset exchange or broker.

(b) Upon each purchase of the Purchased XRP, such Purchased XRP shall be placed into a digital wallet held or operated by or on behalf of Pubco, or otherwise in the name of Pubco (the “Pubco Digital Wallets”), and (i) Pubco shall use its reasonable best efforts to ensure neither such Purchased XRP nor such Pubco Digital Wallet shall be subject to any Liens (other than Permitted Liens), (ii) Pubco shall take reasonable best steps to protect the Pubco Digital Wallet and the Purchased XRP, (iii) Pubco shall not sell or transfer the Purchased XRP or the Pubco Digital Wallets and (iv) subject to the other limitations in this Section 8.25(b) Pubco shall use its reasonable best efforts to have the exclusive ability to control the Pubco Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means. Following such purchase, SPAC shall file a Current Report on Form 8-K providing information about the purchase of the Purchased XRP.

8.26 Employee Matters. Prior to the consummation of the Mergers, Pubco shall approve and adopt (i) the Equity Plan and (ii) the ESPP, subject to the terms and conditions set forth in this Section 8.26.

(a) The number of shares of Pubco Class A Common Stock initially reserved for issuance under the Equity Plan shall be equal to 10% of the total number of shares of Pubco Class A Common Stock outstanding as of the Closing (as determined on a fully-diluted basis) and the Equity Plan shall include an automatic annual increase to such share reserve, beginning with the first fiscal year of Pubco following the year in which the Closing occurs and ending with the fiscal year of Pubco that is nine (9) years thereafter, equal to the lesser of (x) 5% of the total number of shares of all classes of Pubco common stock outstanding on the last day of the immediately preceding fiscal year of Pubco or (y) a lesser number of shares of Pubco Class A Common Stock determined by the Post-Closing Pubco Board or a duly authorized committee of the Post-Closing Pubco Board in its discretion. The share limits set forth in this Section 8.26(a) shall be subject to adjustment in connection with changes in capitalization or similar events as set forth in Section 5(c) of the Equity Plan.

(b) The number of shares of Pubco Class A Common Stock initially reserved for issuance under the ESPP shall be equal to 2% of the total number of shares of Pubco Class A Common Stock outstanding as of the Closing (as determined on a fully-diluted basis) and the ESPP shall include an automatic annual increase to such share reserve, beginning with the first fiscal year of Pubco following the year in which the Closing occurs and ending with the fiscal year of Pubco that is nine (9) years thereafter, equal to the lesser of (x) 1% of the total number of shares of all classes of Pubco common stock outstanding on the last day of the immediately preceding fiscal year of Pubco or (y) a lesser number of shares of Pubco Class A Common Stock determined by the Post-Closing Pubco Board or a duly authorized committee of the Post-Closing Pubco Board in its discretion. The share limits set forth in this Section 8.26(b) shall be subject to adjustment in connection with changes in capitalization or similar events as set forth in Section 17 of the ESPP.

8.27 Tax Matters.

(a) Each Party hereto shall reasonably promptly notify the other Party, in each case if such Party becomes aware of any fact or circumstance that would reasonably be likely to prevent any Transaction from qualifying in whole or part for the Intended Tax Treatment. Without limiting or requiring any waiver of the rights and obligations of the Parties set forth in this Agreement and the Ancillary Documents, each Party shall use (and shall cause its Affiliates to use) its reasonable best efforts to cause the Transactions to qualify for the Intended Tax Treatment. Each Party shall not take (and shall cause its Affiliates not to take) any action (other than an action expressly contemplated or required under this Agreement), which such action would reasonably be expected to prevent or impede the Transactions from qualifying in whole or part for the Intended Tax Treatment. Without limiting the foregoing, Pubco shall not cause or permit the SPAC Surviving Subsidiary to be liquidated, dissolved or wound down (or deemed to be such for U.S. federal income tax purposes) in connection with the Transactions.

(b) Each Party shall use its reasonable best efforts to cause its officers to deliver to the relevant tax counsel of a Party customary tax representation letters with respect to the qualification of the Transactions as the Intended Tax Treatment and customary related matters, in form and substance reasonably satisfactory to such tax counsel, at such time (or times) as such tax counsel shall reasonably request, which may include (i) the date of the declaration of effectiveness of the Registration Statement by the SEC, (ii) on such other date (or dates) as determined reasonably necessary by such tax counsel in connection with the preparation and filing of the Registration Statement, (iii) at Closing and (iv) on such other dates as determined reasonably necessary or appropriate by such tax counsel. Each Party shall also use its reasonable best efforts to provide such other information as reasonably requested by the tax counsels for purposes of rendering any opinion with respect to the qualification of the Transactions as the Intended Tax Treatment and customary related matters.

(c) Following the Closing Date, Pubco shall reasonably cooperate with Persons that were stockholders or warrant holders of the SPAC prior to the Closing Date to use reasonable best efforts to make available to any such Person who so requests information reasonably necessary for such Person (or its direct or indirect owners) to compute any income or gain arising, and otherwise comply with Tax reporting obligations arising, to the extent such information is reasonable accessible to Pubco or its Subsidiaries: (i) as a result of the SPAC’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code at any time prior to the Closing or (ii) under Section 367(b) of the Code and the Treasury Regulations promulgated under Section 367(b) of the Code as a result of the Transactions. Without limiting the generality of the foregoing, such cooperation shall include timely: (A) publicly posting a PFIC Annual Information Statement to enable such Person to make a “Qualifying Electing Fund” election under Section 1295 of the Code; (B) at the written request of such a Person, providing information to enable the applicable Person to report its allocable share of income under Sections 951 and 951A of the Code; and (C) at the written request of such a Person, providing information to enable the applicable Person to make an election under Treasury Regulations Section 1.367(b)-3(c)(3).

8.28 Tax Receivable Agreement. The Company, Pubco, Ripple, and certain Ripple Affiliate Investors shall enter into the Tax Receivable Agreement effective as of the Closing.

8.29 Post-Closing Contribution. Immediately after the Closing, Pubco, the SPAC Surviving Subsidiary and the Company Surviving Subsidiary shall complete the Post-Closing Contribution.

ARTICLE IX

CLOSING CONDITIONS

9.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by Ripple and SPAC of the following conditions:

(a) Required Shareholder Approval. The SPAC Shareholder Approval Matters that are submitted to the vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of SPAC at the Extraordinary General Meeting (the “Required Shareholder Approval”).

(b) HSR Act. Any required waiting periods (including any extension thereof) applicable to the consummation of the Mergers under the HSR Act shall have terminated or expired.

(c) No Law or Order. No Governmental Authority of competent authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions.

(d) Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

(e) Exchange Listing. The shares of Pubco Class A Common Stock and Pubco Warrants shall have been approved for clearing through DTC (subject to DTC’s customary eligibility criteria) and approved for listing on Nasdaq, the New York Stock Exchange or another national exchange reasonably acceptable to Pubco, SPAC and Ripple, subject only to notice of issuance.

(f) SPAC Assets. SPAC Tangible Net Assets shall equal or exceed $5,000,001 as of the Closing Date.

9.2 Conditions to Obligations of the Company, Pubco, the Merger Subs and Ripple. In addition to the conditions specified in Section 9.1, the obligations of the Company, Pubco, the Merger Subs and Ripple to consummate the Transactions are subject to the satisfaction or written waiver by Ripple of the following conditions:

(a) Representations and Warranties.

(i) The SPAC Fundamental Representations (other than Section 4.5(a) and Section 4.5(b)) shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those SPAC Fundamental Representations that address matters only as of a particular date (which SPAC Fundamental Representations shall have been true and correct in all material respects as of such date).

(ii) The representations and warranties of SPAC contained in Section 4.5(a) and Section 4.5(b) shall be true and correct in all but de minimis respects as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct in all but de minimis respects as of such date).

(iii) Each of the representations and warranties of SPAC contained in this Agreement (other than the SPAC Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (x) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, SPAC, taken as a whole.

(b) Agreements and Covenants. SPAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement and be continuing with respect to SPAC.

(d) Sponsor Support Agreement. Each of the covenants of Sponsor required under the Sponsor Support Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(e) SPAC Domestication. SPAC shall have completed the SPAC Domestication at least one Business Day prior to the Closing Date.

(f) XRP Funding at Closing. As of the Closing Date (i) the Advanced Funding Investors shall have contributed an amount of XRP at least equivalent to the amounts of XRP committed in the Advanced Funding and (ii) the Delayed Funding Investors shall have contributed an amount of XRP at least equivalent to the amounts of XRP committed in the Delayed Funding.

(g) Available Transaction Cash. Available Transaction Cash as of the Closing Date shall equal or exceed the amount of cash committed by the Advanced Funding Investors and the Delayed Funding Investors pursuant to Advanced Funding Subscription Agreements and the Delayed Funding Subscription Agreements.

(h) Closing Deliverables. SPAC shall have delivered or caused to be delivered the certificates and other deliverables set forth in Section 3.3(a).

9.3 Conditions to Obligations of SPAC. In addition to the conditions specified in Section 9.1, the obligations of SPAC to consummate the Transactions are subject to the satisfaction or written waiver by SPAC of the following conditions:

(a) Representations and Warranties.

(i) The Company Fundamental Representations (other than Section 6.3(a)), Pubco and the Merger Subs Fundamental Representations (other than Section 5.5) and Ripple Fundamental Representations shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those Company Fundamental Representations, Pubco and the Merger Subs Fundamental Representations or Ripple Fundamental Representations that address matters only as of a particular date (which representations and warranties shall have been true and correct in all material respects as of such date).

(ii) The representations and warranties of the Company, Pubco and the Merger Subs contained in Section 6.3(a) and Section 5.5 shall be true and correct in all but de minimis respects as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct in all but de minimis respects as of such date).

(iii) Each of the representations and warranties of the Company, Pubco, the Merger Subs and Ripple (other than the Company Fundamental Representations, Pubco and the Merger Subs Fundamental Representations and Ripple Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (a) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (b) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company, Pubco or Ripple.

(b) Agreements and Covenants. Each of the Company, Pubco, the Merger Subs and Ripple shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement and be continuing with respect to Pubco or the Company.

(d) Completion of the Contribution. The Contribution shall have been completed in accordance with the terms of the Contribution Agreement.

(e) Closing Deliverables. Each of Pubco (and, as applicable, the Merger Subs), the Company and Ripple shall have delivered or caused to be delivered the certificates and other deliverables set forth in Sections 3.3(b), 3.3(c) and 3.3(d) respectively.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, Ripple, Pubco or the Merger Subs) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE X

TERMINATION AND EXPENSES

10.1 Termination. This Agreement may be terminated and the Transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of SPAC and Pubco;

(b) by written notice by SPAC or Pubco if any of the conditions to the Closing set forth in Article IX have not been satisfied or waived by the date that is one year from the date of this Agreement (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to Pubco, the Company, Ripple or the Merger Subs) of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either SPAC or Pubco if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to Pubco, the Company, Ripple or the Merger Subs) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by Pubco to SPAC, if (i) there has been a material breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SPAC shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.2(a) or Section 9.2(b) to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty days after written notice of such breach or inaccuracy is provided to SPAC by Pubco or (B) five Business Days prior to the Outside Date; provided that Pubco shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) if at such time the Company, Pubco, the Merger Subs or Ripple is in material uncured breach of this Agreement;

(e) by written notice by Pubco to SPAC if there has been a Modification in Recommendation, which notice shall be delivered promptly and no later than thirty (30) calendar days after the occurrence of such Modification in Recommendation;

(f) by written notice by SPAC to Pubco, if (i) there has been a material breach by the Company, Pubco, the Merger Subs or Ripple of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.3(a) or Section 9.3(b) to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty days after written notice of such breach or inaccuracy is provided to Pubco by SPAC or (B) five Business Days prior to the Outside Date; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 10.1(f) if at such time SPAC is in material uncured breach of this Agreement; or

(g) without prejudice to the SPAC’s obligations under Section 8.12(d), by written notice by either SPAC or Pubco to the other if the Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, SPAC shareholders have duly voted, and the Required Shareholder Approval was not obtained; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 10.1(g) to the extent the Sponsor (or any of its Permitted Transferees (as defined therein)) is in material uncured breach of its obligations under Section 1 or Section 2 of the Sponsor Support Agreement.

10.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 10.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 10.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 8.13, 8.14, 11.1, Article XII and this Section 10.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 11.1). Without limiting the foregoing, and except as provided in Section 12.5 and this Section 10.2 (but subject to Section 11.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 12.7), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 10.1.

ARTICLE XI

WAIVERS AND RELEASES

11.1 Waiver of Claims Against Trust. The Company, Pubco, the Merger Subs and Ripple each hereby represents and warrants that it has read the IPO Prospectus and understands that SPAC has established the Trust Account containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the holders of the SPAC Class A Shares issued and sold as part of the SPAC Units in the IPO (the “Public Shareholders” and the “Public Shares”) and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to eligible Public Shareholders in the event they elect to redeem their SPAC Class A Shares (i) in connection with the consummation of its initial Business Combination or (ii) in connection with an amendment to the SPAC Memorandum and Articles to modify the substance or timing of SPAC’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if SPAC has not consummated a Business Combination within the Completion Window (as defined in the SPAC Memorandum and Articles) or with respect to any other material provisions relating to (x) the rights of holders of SPAC Class A Shares or (y) pre-initial Business Combination activity, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within the Completion Window (as defined in the SPAC Memorandum and Articles), subject to deduction of up to $100,000 of interest to pay dissolution expenses, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any income taxes, and (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Pubco, the Merger Subs and Ripple hereby agree on behalf of themselves and their Affiliates, notwithstanding anything to the contrary in this Agreement, that none of the Company, Pubco, the Merger Subs, Ripple nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, Pubco, the Merger Subs and Ripple on behalf of themselves and their respective Affiliates hereby irrevocably waive any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements hereunder and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company, Pubco, the Merger Subs and Ripple each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and the Company, Pubco, the Merger Subs and Ripple each further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent the Company, Pubco, either Merger Sub, Ripple or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to this Agreement or the Transactions, which proceeding seeks, in whole or in part, monetary relief against the Trust Account, each such Party hereby acknowledge and agree that such Party’s and its Affiliates’ sole remedy with respect to monetary relief shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 11.1 shall amend, limit, alter, change, supersede or otherwise modify the right of the Company, Pubco, the Merger Subs and Ripple to (i) bring any action or actions for specific performance, injunctive or other equitable relief or (ii) bring or seek a claim for damages against SPAC, or any of its successors or assigns, for any breach of this Agreement (but such claim shall not be against the Trust Account or any funds distributed from the Trust Account). This Section 11.1 shall survive termination of this Agreement for any reason.

11.2 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, Ripple, on behalf of itself and its Affiliates that owns any share or other equity interest in or of Ripple (the “Releasing Persons”), hereby releases and discharges the Company, SPAC, Pubco and the Merger Subs from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against such Parties arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against any of the Parties or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any Party pursuant to this Agreement or any party to an Ancillary Document.

ARTICLE XII

MISCELLANEOUS

12.1 Survival. Except as otherwise contemplated by Section 10.2, (a) the representations and warranties of the Parties contained in this Agreement (other than those representations and warranties set forth in Sections 4.19, 5.11, 6.15 and 7.10 or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement) shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against any of the Parties or their respective Representatives with respect thereto and (b) the covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms), including, for the avoidance of doubt, Section 2.14, Section 8.16, Section 11.1 and this Article XII.

12.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by email or other electronic means (to the extent no “bounce back” or similar message indicating non-delivery is received with respect thereto) if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt, or else on the following Business Day, (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) four Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC, at or prior to the Closing, to:

Armada Acquisition Corp. II

382 NE 191st St, Suite 52895

Miami, FL 33179-3899

Attn: Taryn Naidu, Chief Executive Officer

Email: taryn@arringtoncapital.com; finance@arringtoncapital.com with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

Attn: Patrick Schultheis; Jeana S. Kim; Nathan Robinson; Ethan Lutske; Kenji Strait

Email: pschultheis@wsgr.com; jskim@wsgr.com; nrobinson@wsgr.com; elutske@wsgr.com; kstrait@wsgr.com

If to Ripple, to:

Ripple Labs Inc.

600 Battery Street

San Francisco, CA 94111

Attn: Eric Jeck

Email: ejeck@ripple.com

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue,

New York, NY 10017

Attn: Derek Dostal; Evan Rosen; Dan Gibbons

Email: derek.dostal@davispolk.com; evan.rosen@davispolk.com; dan.gibbons@davispolk.com

If to Pubco, the Company or the Merger Subs at, prior to or after the Closing or to SPAC, after the Closing, to:

Evernorth Holdings Inc.

600 Battery Street

San Francisco, CA 94111

Attn: Asheesh Birla

Email: asheesh@evernorth.xyz

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue,

New York, NY 10017

Attn: Derek Dostal; Evan Rosen; Dan Gibbons

Email: derek.dostal@davispolk.com; evan.rosen@davispolk.com; dan.gibbons@davispolk.com

12.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Other than with respect to the Mergers, this Agreement shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of SPAC (in the case of Pubco, the Company, the Merger Subs or Ripple) or Pubco (in the case of SPAC), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

12.4 Third Parties. Nothing contained in this Agreement or in any Ancillary Document shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or party thereto or a successor or permitted assign of such a Party; provided, however, that (a) in the event that the Closing occurs, the D&O Indemnified Persons are intended third-party beneficiaries of Section 8.16(a) and (b) the past, present or future directors, officers, agents, employees, equityholders or other Representatives, Affiliates, successors or assignees of any Party, are intended third-party beneficiaries of, and may enforce, Section 12.1 and Section 12.14.

12.5 Fees and Expenses.

(a) Subject to Section 11.1, all Expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Party incurring such Expenses; provided that, if the Closing shall occur, Pubco shall reimburse or pay or cause to be reimbursed or paid, at or promptly following Closing, by wire transfer of immediately available funds, all Expenses. For the avoidance of doubt, any payments to be made (or to cause to be made) by Pubco pursuant to this Section 12.5 shall be paid upon consummation of the Transactions and release of proceeds from the Trust Account. If Pubco does not have sufficient cash to pay all Expenses, Pubco will cause the Company to sell XRP to generate cash to pay the Expenses.

(b) Notwithstanding the terms of Section 12.5(a), regardless of whether the Closing occurs, each of the Company and SPAC shall equally bear any and all fees, costs and expenses paid or payable by any Party or any of its Affiliates as a result of or in connection with or arising from, (i) filing the Registration Statement with the SEC, (ii) submitting to Nasdaq a listing application for the shares of Pubco Class A Common Stock (including any filing fees arising therefrom) and (iii) any filings required under Section 8.10 (including any filing fees payable to any Governmental Authority in connection therewith). Each of the Company and SPAC shall pay its respective 50% of any such costs or fees as and when such costs or fees arise.

12.6 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Subject to Section 12.6(a), this Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws principles or rules thereof to the extent such principles or rules would require or permit the application of Laws of another jurisdiction; provided that, for the avoidance of doubt, the statutory and fiduciary duties of the directors of SPAC and any matters relating to the internal affairs of SPAC prior to the SPAC Domestication, and the de-registration of the SPAC from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands pursuant to the SPAC Domestication, shall in each case be governed by the Laws of the Cayman Islands.

(b) Any Action based upon, arising out of or related to this Agreement or the Transactions must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each Party irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.6.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

12.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

12.9 Amendment. Subject to the provisions of applicable Law, this Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of SPAC, Pubco, the Merger Subs, the Company and Ripple.

12.10 Waiver. Each Party may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party, (b) waive any inaccuracy in the representations and warranties by any other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. For purposes of this Section 12.10, Pubco, the Company and Ripple shall be deemed to be Affiliated Parties.

12.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any Exhibits, Annexes and Schedules, which Exhibits, Annexes and Schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

12.12 Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic means or transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

12.13 Legal Representation.

(a) The Parties agree that, notwithstanding the fact that Wilson Sonsini Goodrich & Rosati (“Wilson Sonsini”) may have, prior to Closing, jointly represented SPAC and Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented SPAC and its Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, Wilson Sonsini will be permitted in the future, after Closing, to represent Sponsor or its Affiliates in connection with matters in which such Persons are adverse to Pubco, SPAC or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, Pubco, the Merger Subs and Ripple, who are or have the right to be represented by independent counsel in connection with the Transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Wilson Sonsini’s future representation of one or more of Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Pubco, the Merger Subs, SPAC, the Company, Ripple or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Wilson Sonsini of Sponsor, SPAC or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor shall be deemed the client of Wilson Sonsini with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Sponsor, shall be controlled by Sponsor and shall not pass to or be claimed by Pubco or SPAC; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, SPAC or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that Davis Polk & Wardwell LLP (“Davis Polk”) may have, prior to Closing, jointly represented Pubco, the Merger Subs, the Company and Ripple in connection with this Agreement, the Ancillary Documents and the Transactions, and may have also represented Pubco, the Merger Subs, the Company, Ripple or their respective Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, Davis Polk will be permitted in the future, after Closing, to represent Pubco, the Merger Subs, the Company and Ripple or their respective Affiliates in connection with matters in which such Persons are adverse to any other party to the Agreement, or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Ripple, Pubco, the Company and the Merger Subs shall be deemed the clients of Davis Polk with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong to each such respective party, shall be controlled thereby and shall not pass to or be claimed by any other party; provided, further, that nothing contained herein shall be deemed to be a waiver by any party or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

12.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that, no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party has caused this Business Combination Agreement to be signed and delivered by its respective duly authorized signatory as of the date first written above.

SPAC:

ARMADA ACQUISITION CORP. II

By:	/s/ Taryn Naidu
Name: Taryn Naidu
Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

Pubco:

EVERNORTH HOLDINGS INC.

By:	/s/ Asheesh Birla
Name: Asheesh Birla
Title: President

The Company:

PATHFINDER DIGITAL ASSETS LLC

By:	/s/ Asheesh Birla
Name: Asheesh Birla
Title: Chief Executive Officer

SPAC Merger Sub:

EVERNORTH CORPORATE MERGER SUB INC.

By:	/s/ Asheesh Birla
Name: Asheesh Birla
Title: President

Company Merger Sub:

EVERNORTH COMPANY MERGER SUB LLC

By:	/s/ Asheesh Birla
Name: Asheesh Birla
Title: Chief Executive Officer

Ripple:

RIPPLE LABS INC.

By:	/s/ Eric Jeck
Name: Eric Jeck
Title: SVP, Business and Corporate Development

[Signature Page to Business Combination Agreement]